Exhibit 10.2

EXECUTION VERSION

AMENDED AND RESTATED LEASE AGREEMENT

DATED AS OF JUNE 7, 2019

BETWEEN

BANKERS COMMERCIAL CORPORATION,

AS THE LESSOR,

AND

CUBIC CORPORATION,

AS THE LESSEE

THIS AMENDED AND RESTATED LEASE AGREEMENT HAS BEEN EXECUTED IN MULTIPLE COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS LEASE AGREEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE AGREEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART HEREOF OTHER THAN COUNTERPART NO. 1, WHICH SHALL BE IDENTIFIED AS THE COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE COLLATERAL AGENT ON OR FOLLOWING THE SIGNATURE PAGES THEREOF.

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AMENDED AND RESTATED LEASE AGREEMENT

THIS AMENDED AND RESTATED LEASE AGREEMENT, dated as of June 7, 2019 (as amended, supplemented, or otherwise modified from time to time, this “Lease”), is between BANKERS COMMERCIAL CORPORATION, a California corporation, as the Lessor (the “Lessor”), and whose principal offices are located at 445 S. Figueroa Street, 14th Floor, Los Angeles, California 90071, and CUBIC CORPORATION, a Delaware corporation, as the Lessee (the “Lessee”), and whose principal offices are located at 9333 Balboa Avenue, San Diego, California 92123-1589.

WITNESSETH:

The parties hereto desire to enter into the Overall Transaction for the purpose of financing the construction of the Facility on the Site.

A.         Lessee and Lessor entered into a Lease Agreement, dated as of February 5, 2019 (the “Original Lease”).

B.         Lessee has amended and restated the Credit Agreement pursuant to that certain Fourth Amended and Restated Credit Agreement, dated as of April 30, 2019 (the “Credit Agreement”), by and among Cubic, Cubic Transportation Systems, Inc., Cubic Defense Applications, Inc. and the other subsidiary borrowers party thereto, as borrowers, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, joint lead bookruner and joint lead arranger, Bank of the West, Citibank, N.A., and MUFG Union Bank, N.A., as co-syndication agents, joint lead bookruners and joint lead arrangers, and U.S. Bank National Association and Bank of America, N.A. as co-documentation agents.

C.         Lessee and Lessor desire to amend and restate the Original Lease in its entirety to conform to certain modifications made to the Credit Agreement (as defined above) as set forth below.

D.         Pursuant to this Lease, the Lessor will lease the Leased Property to the Lessee, and the Lessee will lease the Leased Property from the Lessor.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, hereby agree that the Original Lease shall be amended and restated in its entirety as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.      Definitions.

For all purposes hereof, the capitalized terms used herein and not otherwise defined and interpretation thereof shall have the meanings assigned thereto in Appendix I to that certain Amended and Restated Participation Agreement dated as of even date herewith, among the Lessee, the Construction Agent, the Lessor, MUFG Bank, Ltd., as the Administrative Agent, MUFG Union Bank, N.A. as the Collateral Agent, and the Rent Assignee(s) named on Schedule I-A thereto from time to time (as the same may be amended, modified, restated or supplemented from time to time, the “Participation Agreement”), and the rules of interpretation set forth in Appendix I to the Participation Agreement shall apply to this Lease.

ARTICLE II

LEASE OF LEASED PROPERTY; LEASE TERM

SECTION 2.1.      Acceptance and Lease.

The Lessor, subject to the satisfaction or waiver of the conditions set forth in Section 2.1 of the Participation Agreement, hereby agrees to lease all of the Leased Property to the Lessee hereunder, and the Lessee hereby agrees, expressly for the direct benefit of the Lessor, to lease from the Lessor for the Lease Term, all of the Leased Property. Without limiting the generality of the foregoing, the Lessee acknowledges that the leasehold interest conveyed by this Lease and the Lessee’s rights hereunder are expressly made subject to the terms and conditions of the matters listed in Schedule B to the Title Policy, the Ground Lease, all other Permitted Liens and any other Liens not constituting Lessor Liens. The Lessee hereby agrees that delivery of possession of the subleasehold interest in the Site under the Ground Lease or payment from Advances for any portion of the Facility shall, without further act, constitute the irrevocable acceptance by the Lessee of the Site and such portion of the Facility for all purposes of this Lease and shall constitute the Lessee’s agreement to lease the Leased Property pursuant to the terms hereof during the Lease Term.

Subject to Articles XII and XVIII hereof, the Lessor will not lease nor otherwise make the Leased Property, in whole or in part, available to any Person other than the Lessee and its permitted successors, assigns and sublessees during the Lease Term, and (without derogating in any way from the Lessor’s rights under Article XV hereof) during the Lease Term the Lessee shall have unimpeded physical control of the Leased Property notwithstanding the Lessor’s rights to inspect the Leased Property in accordance with Article XV.

SECTION 2.2.      Lease Term.

Unless earlier terminated, the term of this Lease shall consist of (a) a base term (the “Base Term”) commencing immediately upon, and without further act of the parties hereto, the Completion Date (such date, the “Base Term Commencement Date”) and ending on the fifth anniversary of the Base Term Commencement Date, and (b) any Extended Remarketing Period described in Section 22.4 (the Base Term and any such Extended Remarketing Period are hereinafter collectively referred to as the “Lease Term”).

ARTICLE III

TAXES

SECTION 3.1.      Impositions.

During the Lease Term, the Lessee agrees to pay when due without penalty or interest all Taxes imposed upon or levied against the Leased Property or any part thereof or interest therein consistent with Section 7.2 of the Participation Agreement. The Site is a separate tax lot for real property tax assessment purposes. Any Tax relating to a fiscal period of any taxing Authority falling partially within and partially outside the Lease Term shall be apportioned and adjusted between the Lessor and the Lessee. The Lessee covenants to furnish the Lessor, upon its request, within forty-five (45) days after the last date when any Tax must be paid by the Lessee, official receipts of the appropriate taxing Authority or other proof satisfactory to the Lessor evidencing the payment thereof.

SECTION 3.2.      Contests.

The Lessee shall have the right to contest any Tax in accordance with Section 7.2(b) of the Participation Agreement.

ARTICLE IV

RENT

SECTION 4.1.      Basic Rent.

During the Lease Term, the Lessee shall pay Basic Rent in arrears to the Lessor (i) on each Payment Date; provided, however, that prior to the Base Term Commencement Date, Basic Rent shall be payable solely from Advances, (ii) on the date required under Section 22.3 in connection with the Lessee’s exercise of the Return Option, if exercised, and (iii) on any date on which this Lease terminates, whether on a Lease Expiration Date or upon the Maturity Date or upon demand following an Event of Default pursuant to Article XVII.

SECTION 4.2.      Supplemental Rent.

The Lessee shall pay to the Lessor, or to whomever shall be entitled thereto as expressly provided herein or in any other Operative Document (and the Lessor hereby directs the Lessee, on behalf of the Lessor, to so pay any such other Person), any and all Supplemental Rent promptly as the same shall become due and payable and, in the event of any failure on the part of the Lessee to pay any Supplemental Rent, the Lessor shall have all rights, powers and remedies provided for herein or by law or in equity or otherwise in the case of nonpayment of Basic Rent subject to any applicable notice and grace period; provided, however, that prior to the Base Term Commencement Date, any Supplemental Rent payable through Advances pursuant to the Participation Agreement shall be payable by the Lessee only through Advances and shall be payable on Advance Dates. The Lessee hereby reaffirms that its obligation to pay Supplemental Rent shall include the payment of any and all Additional Costs. The expiration or other termination of the Lessee’s obligations to pay Basic Rent hereunder shall not limit or modify the obligations of the Lessee with respect to Supplemental Rent.

SECTION 4.3.      Method and Amount of Payment.

Basic Rent and Supplemental Rent shall be paid by wire transfer by the Lessee to the Lessor (or, in the case of Supplemental Rent, to such Person as may be entitled thereto) at such place as the Lessor (or such other Person) shall specify in writing to the Lessee pursuant to Schedule II to the Participation Agreement; provided, however, that, so long as any Rent Assignee retains a Rent Assignment Interest, the Lessor directs the Lessee to pay Basic Rent to the Administrative Agent for the benefit of the Participants in accordance with Section 2.7 of the Participation Agreement. Each payment of Rent shall be made by the Lessee prior to 2:00 P.M. New York time (and payments made after such time shall be deemed to have been made on the next day) at the place of payment in funds consisting of Dollars which (in the case of any amount payable to any Participant or any other Indemnitee) shall be immediately available on the scheduled date when such payment shall be due unless, with respect to Supplemental Rent, the scheduled date shall not be a Business Day, in which case such payment shall be due and made on the next succeeding Business Day. The provisions of the foregoing sentence of this Section 4.3 shall be applicable only to Basic Rent and to Supplemental Rent payable to, or on behalf of or for the account of the Lessor and any other Indemnitee.

SECTION 4.4.      Late Payment.

If any Basic Rent shall not be paid when due, the Lessee shall pay to the Lessor, or if any Supplemental Rent payable to or on behalf or for the account of the Lessor, any Participant or other Indemnitee is not paid when due, the Lessee shall pay to whomever shall be entitled thereto, in each case as Supplemental Rent, interest at the Overdue Rate (to the maximum extent permitted by law) on such overdue amount from and including the due date thereof (without regard to any applicable grace period) to but excluding the Business Day of payment thereof.

ARTICLE V

NET LEASE

This Lease shall constitute a net lease and, notwithstanding any other provision of this Lease, except as specifically set forth in Article XIII and Section 20.1 below, it is intended that Basic Rent, Supplemental Rent, the Lease Balance and all other amounts due and payable under the Operative Documents shall be paid without counterclaim, setoff, deduction or defense of any kind and without abatement, suspension, deferment, diminution or reduction of any kind, and the Lessee’s obligation to pay all such amounts throughout the Lease Term is absolute and unconditional. The obligations and liabilities of the Lessee hereunder shall, to the fullest extent permitted by Applicable Laws and Regulations, in no way be released, discharged or otherwise affected for any reason (other than the indefeasible payment or performance in full of such liability or obligation) including: (a) any defect in the condition, merchantability, design, construction, quality or fitness for use of any portion of any Leased Property or the Site, or any failure of any Leased Property or the Site to comply with all Applicable Laws and Regulations, including any inability to occupy or use any Leased Property or the Site by reason of such non-compliance; (b) any damage to, abandonment, loss, contamination of or Release from or destruction of or any requisition or taking of any Leased Property or the Site or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of any Leased Property or the Site or any part thereof, including eviction; (d) any defect in title to or rights to any Leased Property or the

Site or any Lien on such title or rights or on any Leased Property or the Site; (e) any change, waiver, extension, indulgence or other action or omission or breach in respect of any obligation or liability of or by any Participant; (f) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceedings relating to the Lessee, any Participant or any other Person, or any action taken with respect to this Lease by any trustee or receiver of the Lessee, any Participant or any other Person, or by any court, in any such proceeding; (g) any claim that the Lessee has or might have against any Person including, without limitation, any Participant, arising from any of the circumstances set forth in this sentence (but will not constitute a waiver of such claim); (h) any action, omission or breach on the part of the Ground Lessor or Ground Lessee under the Ground Lease or any failure on the part of the Lessor to perform or comply with any of the terms of this Lease, any other Operative Document or of any other agreement whether or not related to the Overall Transaction; (i) any invalidity or unenforceability or disaffirmance against or by the Lessee of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof; (j) the impossibility of performance by the Lessee, the Lessor or both; (k) any action by any court, administrative agency or other Authority; (l) any restriction, prevention or curtailment of or any use of any Leased Property or any part thereof or the construction of any Alterations; (m) the failure of the Lessee to achieve any accounting or tax benefits or the characterization of the transaction intended by Section 2.14 of the Participation Agreement; (n) the inability or failure of Ground Lessee to take leasehold title to the Site under the Ground Lease; or (o) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not the Lessee shall have notice or knowledge of any of the foregoing. Except as specifically set forth in Article XIII or Section 20.1 of this Lease, this Lease shall be noncancellable by the Lessee for any reason whatsoever, and the Lessee, to the fullest extent permitted by Applicable Laws and Regulations, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution, abatement or reduction of Rent payable by the Lessee hereunder. If for any reason whatsoever this Lease shall be terminated or amended in whole or in part by operation of law or otherwise, except as expressly provided in Article XIII or Sections 20.1 or 23.4 of this Lease, the Lessee shall, unless prohibited by Applicable Laws and Regulations, pay to the Lessor (or, in the case of Supplemental Rent, to whomever shall be entitled thereto) a compensation in an amount equal to each Rent payment (including the Lease Balance and any other amount due and payable under any Operative Documents) at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated or amended in whole or in part. Each payment of Rent (including any payment of the Lease Balance and Purchase Amount) made by the Lessee hereunder shall be final and, absent error in the computation of the amount thereof, the Lessee shall not seek or have any right to recover all or any part of such payment from any Participant or any party to any agreements related thereto for any reason whatsoever. Lessee assumes the sole responsibility for the condition, use, operation, maintenance, and management of the Leased Property and the Site and the Lessor shall have no responsibility in respect thereof and shall have no liability for damage to the Leased Property, the Site or the property relating thereto of the Lessee or any subtenant of the Lessee on any account or for any reason whatsoever. Without affecting the Lessee’s obligation to pay Basic Rent, Supplemental Rent, the Lease Balance and all other amounts due and payable under the Operative Documents or to perform its obligations under the Operative Documents, the Lessee may, notwithstanding any other provision of the Operative Documents (but subject to Section 9.11 of the Participation Agreement), seek damages of any kind or any other remedy at law or equity against the Lessor for such willful misconduct or gross negligence or negligence in the handling of funds or for a breach by the Lessor of its obligations under this Lease or the other Operative Documents.

ARTICLE VI

UTILITY CHARGES

During the Lease Term the Lessee shall pay or cause to be paid all development and improvement charges and all charges for electricity, power, gas, oil, water, telephone, sanitary sewer service and all other rents, utilities or public dues used in or on the Leased Property or the Site during the Lease Term. The Lessee shall be entitled to receive any credit or refund with respect to any utility charge or public dues paid by the Lessee and the amount of any credit or refund received by the Lessor on account of any utility charges paid by the Lessee, net of the costs and expenses reasonably incurred by the Lessor in obtaining such credit or refund, which amount shall be promptly paid over to the Lessee. All charges for utilities imposed, rents or public dues with respect to the Leased Property and the Site (a) incurred prior to the Base Term Commencement Date shall be paid solely through the proceeds of Advances pursuant to the Construction and Development Agreement and the Participation Agreement, and (b) for a billing period during which this Lease expires or terminates (except pursuant to Article XX or Section 21.1(a), in which case the Lessee shall be solely responsible for all such charges) shall be adjusted and prorated on a daily basis between the Lessee and any purchaser of the Leased Property, and each party shall pay or reimburse the other for each party’s pro rata share thereof; provided, that in no event shall the Lessor have any liability therefor. Unless requested by the Lessee, the Lessor agrees not to take any action to incur any additional utility charges during the Lease Term.

ARTICLE VII

CONDITION AND USE OF LEASED PROPERTY

SECTION 7.1.      Waivers.

THE LESSEE ACKNOWLEDGES AND AGREES THAT THE LESSEE, ACTING AS THE CONSTRUCTION AGENT AND AGENT FOR LESSOR, IS RESPONSIBLE UNDER THE TERMS OF THE CONSTRUCTION AND DEVELOPMENT AGREEMENT FOR THE DESIGN, DEVELOPMENT, BUDGETING AND SUPERVISION OF CONSTRUCTION OF THE FACILITY AND ANY ALTERATIONS OR MODIFICATIONS. THE LESSEE FURTHER ACKNOWLEDGES AND AGREES THAT IT IS LEASING THE LEASED PROPERTY FROM THE LESSOR “AS IS” IN ITS PRESENT CONDITION, SUBJECT TO (A) ANY RIGHTS OF ANY PARTIES IN POSSESSION THEREOF OR OF THE SITE, (B) THE STATE OF THE TITLE THERETO OR TO THE SITE EXISTING AT THE TIME THE LESSOR ACQUIRED ITS INTEREST IN THE LEASED PROPERTY, (C) ANY STATE OF FACTS WHICH AN ACCURATE SURVEY OR PHYSICAL INSPECTION MIGHT SHOW (INCLUDING ANY SURVEY DELIVERED ON OR PRIOR TO THE CLOSING DATE, ANY ADVANCE DATE OR THE COMPLETION DATE), (D) ALL APPLICABLE LAWS AND REGULATIONS, AND (E)  ANY VIOLATIONS OF APPLICABLE LAWS AND REGULATIONS WHICH MAY EXIST AT THE COMMENCEMENT OF THE LEASE TERM. THE LESSEE HAS EXAMINED THE LEASED PROPERTY AND THE SITE AND (INSOFAR AS THE LESSOR IS CONCERNED) HAS FOUND THE SAME TO BE SATISFACTORY. WITHOUT LIMITING

THE SPECIFIC REPRESENTATIONS AND WARRANTIES IN ARTICLE IV OF THE PARTICIPATION AGREEMENT, NONE OF THE LESSOR, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT NOR ANY OTHER PARTICIPANT HAS MADE OR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, NOR SHALL BE DEEMED TO HAVE ANY LIABILITY WHATSOEVER AS TO THE TITLE TO THE LEASED PROPERTY OR THE SITE OR TO THE VALUE, MERCHANTABILITY, HABITABILITY, CONDITION, OR FITNESS FOR USE OF THE LEASED PROPERTY OR THE SITE, OR ANY PART THEREOF, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE LEASED PROPERTY OR THE SITE, OR ANY PART THEREOF, AND NONE OF THE LESSOR, THE COLLATERAL AGENT, THE ADMINISTRATIVE AGENT NOR ANY OTHER PARTICIPANT SHALL BE LIABLE FOR ANY LATENT, HIDDEN, OR PATENT DEFECT THEREIN OR THE FAILURE OF THE LEASED PROPERTY OR THE SITE, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS, except that the Lessor hereby represents and warrants that as of the date of this Lease, the Leased Property is free of Lessor Liens. The Lessee, having been afforded full opportunity to inspect the Leased Property and the Site, is satisfied with the results of its inspections and is entering into this Lease solely on the basis of the results of its own inspections, and all risks incident to the matters discussed in the preceding sentence, as between the Collateral Agent, the Administrative Agent and the Participants, on the one hand, and the Lessee, on the other, are to be borne by the Lessee. The provisions of this Article VII have been negotiated, and, except to the extent otherwise expressly stated, the foregoing provisions are intended to be a complete exclusion and negation of any representations or warranties by any of the Collateral Agent, the Administrative Agent or the Participant, express or implied, with respect to the Leased Property (or any interest therein) and the Site, that may arise pursuant to any law now or hereafter in effect or otherwise.

ARTICLE VIII

LIENS; EASEMENTS

SECTION 8.1.      Liens.

During the Lease Term, the Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on or with respect to any portion of the Leased Property, the Site or the Lessor’s interest therein. The Lessee, at its own expense, will promptly pay, satisfy and otherwise take such actions as may be necessary to keep the Leased Property and the Site free and clear of, and duly to discharge, eliminate or bond in a manner reasonably satisfactory to the Required Participants, any such Lien (other than Permitted Liens) if the same shall arise at any time provided that any such payments required prior to the Base Term Commencement Date shall be paid solely through the proceeds of Advances pursuant to the Construction and Development Agreement and the Participation Agreement.

SECTION 8.2.      Easements.

Notwithstanding Section 8.1, at the request of the Lessee, the Lessor shall, from time to time during the Lease Term and upon reasonable advance written notice from the Lessee and receipt of the materials specified below, consent to and join in any (i) grant of easements, licenses, rights of way and other rights in the nature of easements including, without limitation, utility easements which in each case facilitate the Lessee’s use, development and operation of the Leased Property, (ii) release or termination of easements, licenses, rights of way or other rights in the nature of easements which releases and terminations are for the benefit of the Site or the Facility or any portion thereof, (iii) execution of agreements for ingress and egress and amendments to any covenants and restrictions affecting the Site or the Facility or any portion thereof, and (iv) request to any Authority for platting or subdivision or replatting or resubdivision approval with respect to the Site or any portion thereof or any parcel of land of which the Site or any portion thereof forms a part or a request for any variance from zoning or other governmental requirements, provided that:

(a)        any such action shall be at the sole cost and expense of the Lessee and the Lessee shall pay all out-of-pocket costs of Lessor and the other Participants in connection therewith (including, without limitation, the reasonable fees of attorneys, architects, engineers, planners, appraisers and other professionals retained by Lessor or the other Participants in connection with any such action);

(b)        the Lessee shall have delivered to the Lessor a certificate of a Responsible Officer of the Lessee stating that:

(i)        such action will not cause the Leased Property, the Site or the Facility, or any portion thereof, to fail to comply in any respect with the provisions of the Lease or any other Operative Documents, or in any respect with Applicable Laws and Regulations; and

(ii)        such action will not materially reduce the Fair Market Value, utility or useful life of the Leased Property, the Site or the Facility or the Lessor’s interest therein;

(c)        in the case of any release or conveyance, if Lessor or the Required Participants so reasonably request, Lessee will cause to be issued and delivered to Lessor by the Title Insurance Company endorsements to the Title Policies (to the extent available) pursuant to which the Title Insurance Company agrees that its liability for the payment of any loss or damage under the terms and provisions of the Title Policies, as to the remaining portion of the Leased Property that was not released or conveyed, will not be affected by reason of the fact that a portion of the real property referred to in Schedule A of the Title Policies has been released or conveyed by the Lessor; and

(d)        there shall be no abatement of Rent as a result thereof.

ARTICLE IX

MAINTENANCE AND REPAIR; ALTERATIONS AND ADDITIONS

SECTION 9.1.      Maintenance and Repair; Compliance With Law.

At all times during the Lease Term, the Lessee shall (a) maintain the Leased Property and the Site in good operating condition and repair, subject to ordinary wear and tear, and in any event in a manner consistent with exercising reasonable care and prudence and with other similar facilities or buildings owned or leased by the Lessee and its Affiliates and similar to other facilities of like kind, quality and use; (b) subject to Section 9.5, maintain the Leased Property and the Site in accordance with all Applicable Laws and Regulations (including all Environmental Laws) in all material respects, whether or not such maintenance requires structural modifications; (c) maintain the Facility (whether under construction or completed) and the Site in such a way that the Facility and the Site shall not constitute a danger to persons or things; (d) comply in all material respects with the Insurance Requirements which are in effect at any time with respect to the Leased Property or any part thereof; (e) use the Leased Property and the Site only in accordance with Article X; (f) make all necessary or appropriate repairs, replacements and renewals of the Leased Property and the Site or any part thereof which may be required to keep the Leased Property and the Site in the condition required by this Section 9.1, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, and including, without limitation, repairs, replacements and renewals that would constitute capital expenditures under GAAP if incurred by an owner of property; and (g)  procure, maintain and comply in all material respects with all licenses, permits, orders, approvals, consents and other authorizations required for the construction, use, maintenance and operation of the Leased Property. The Lessee waives any right that it may now have or hereafter acquire to (x) require the Lessor to maintain, repair, replace, alter, remove or rebuild all or any part of the Leased Property or (y) make repairs at the expense of the Lessor pursuant to any Applicable Laws and Regulations or other agreements.

SECTION 9.2.      Facility and Alterations.

(a)        In addition to the Lessee’s obligations in its capacity as the Construction Agent to build the Facility under the Construction and Development Agreement, on and after the Base Term Commencement Date (i) the Lessee, at the Lessee’s own cost and expense, shall make alterations, renovations, repairs, improvements and additions to the Leased Property or any part thereof and substitutions and replacements therefor (collectively, “Alterations”) which are (A) necessary or advisable to repair or maintain the Leased Property or the Site in the condition required by Section 9.1 or (B) necessary or advisable to restore the Leased Property and the Site to its condition existing prior to a Casualty or Condemnation to the extent required pursuant to Article XIII and (ii) so long as no Material Default or Event of Default is continuing, the Lessee, at the Lessee’s own cost and expense, may undertake Alterations to the Leased Property so long as, in each case, such Alterations comply in all material respects with Applicable Laws and Regulations and are consistent and comply with Section 9.1 and subsection (b) of this Section 9.2.

(b)        The making of any Alterations must be in compliance with the following requirements:

(i)        The Lessee shall not make any Alterations in violation of the terms of any restriction, easement, condition, covenant or other similar matter affecting title to or binding on the Leased Property or the Site.

(ii)        No Alterations shall be undertaken until the Lessee shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations relating to such Alterations of all municipal and other Authorities having jurisdiction over the Leased Property or the Site. The Lessor, at the Lessee’s expense, shall join in the application for any such permit or authorization and execute and deliver any document in connection therewith, whenever such joinder is necessary or advisable;

provided, however, such joinder shall not constitute or be deemed to constitute, any assumption or responsibility or liability whatsoever.

(iii)        The Alterations shall be completed in a good and workmanlike manner and in compliance in all material respects with all Applicable Laws and Regulations then in effect and with the standards imposed by any insurance policies required to be maintained hereunder.

(iv)        All Alterations shall, when completed, be of such a character as to not materially diminish (A) the utility, useful life or functional capability of the Facility as Class A office buildings, (B) the then current Fair Market Value, or (C) the Fair Market Value as of the Maturity Date, and provided that the Facility at all times shall remain Class A office buildings.

(v)        The Lessee shall have made adequate arrangements for payment of the cost of all Alterations when due so that the Leased Property and the Site shall at all times be free of Liens for labor and materials supplied or claimed to have been supplied to the Leased Property or the Site, other than Permitted Liens; provided, that the Lessee shall have the right to engage in Permitted Contests in accordance with Section 9.5 or otherwise bond over any Liens for labor or materials.

(vi)        The Alterations must be located solely on the Site.

SECTION 9.3.      Alterations Subject to Lease.

The following Alterations without further act shall be deemed to constitute a part of the Leased Property and be subject to this Lease:

(a)        Alterations that are in replacement of or in substitution for a portion of the Facility:

(b)        Alterations that are required to be made pursuant to the terms of Section 9.1 or 9.2(a)(i) hereof; or

(c)        Alterations that are Non-Severable or immovable.

To the extent any Alterations are deemed to constitute part of the Leased Property pursuant to the preceding sentence, the Lessee hereby acknowledges and agrees that such will become upon installation property of the Lessor. The Lessee will, at the Lessor’s request, execute and deliver any documents reasonably necessary to evidence or cause the vesting of such interests in and to such Alterations to the Lessor.

If such Alterations are not within any of the categories set forth in clauses (a) through (c) of this Section 9.3 and have not become property of the Lessor in accordance therewith, then such Alterations shall remain the sole property of the Lessee and such Alterations shall not be deemed to be Alterations which are part of the Leased Property. All such Alterations not constituting part of the Leased Property may, so long as no Material Default or Event of Default is continuing, be removed at any time by the Lessee other than Alterations the removal of which would result in a violation of Applicable Laws and Regulations. The Lessee shall at its expense prior to the Lease

Expiration Date repair any damage to the Leased Property or the Site caused by the removal of such Alterations. The Lessor (or the purchaser of the Leased Property if the Lessee elects the Return Option or in connection with a sale pursuant to Section 18.1) may purchase from the Lessee any such Alterations (if not already owned by the Lessor) that the Lessee intends to remove from the Leased Property or the Site prior to the Lease Expiration Date, which purchase shall be at the Fair Market Value of such Alterations as determined by the Appraiser or an appraiser reasonably selected by the Lessor at the time of such purchase.

SECTION 9.4.      Maintenance and Repair Reports.

During the Lease Term, the Lessee shall keep maintenance and repair reports regarding the Facility in sufficient detail, on the same basis as records are kept for similar properties owned or leased by the Lessee or its Affiliates and as otherwise would be kept by the lessees of other similar Class A office buildings of comparable age and size, to indicate the nature and date of major work done. Such reports shall be kept on file by the Lessee at its offices during the Lease Term, and shall be made available at the Lessee’s office to the Lessor upon reasonable request.

SECTION 9.5.      Permitted Contests.

If, to the extent and for so long as (a) a contest of the legality, validity or applicability to the Leased Property or the Site or any interest therein of, or the operation, use or maintenance thereof by the Lessee of (i) any Applicable Laws and Regulations, (ii) any term or condition of, or any revocation or amendment of, or other proceeding relating to, any Governmental Action, or (iii) any Lien or Tax shall be made in good faith, by appropriate proceedings initiated timely and diligently prosecuted, by the Lessee or (b) compliance with such Applicable Laws and Regulations, Governmental Action, Lien or Tax shall have been excused or exempted by a valid nonconforming use permit, waiver, extension or forbearance, the Lessee shall not be required to comply with such Applicable Laws and Regulations, Governmental Action, Lien or Tax but only if and so long as any such contest shall constitute a Permitted Contest and shall be conducted in accordance with Section 7.1(c) or Section 7.2(b), as applicable, of the Participation Agreement.

The Lessor will not be required to join in any Permitted Contest unless a provision of any Applicable Laws and Regulations requires, or, in the good faith opinion of the Lessee, it is materially helpful to the Lessee that such proceedings be brought by or in the name of the Lessor; and in that event, the Lessor will join in the proceedings or permit them or any part thereof to be brought in its name only if and so long as (i) no Material Default or Event of Default is continuing, (ii) the Lessee has not elected the Return Option, and (iii) the Lessee pays all related out-of-pocket expenses, and the Lessee shall be deemed to have acknowledged and agreed that the Lessor is indemnified therefor pursuant to Section 7.1 or Section 7.2 of the Participation Agreement.

ARTICLE X
USE

SECTION 10.1.    Use.

The Site on which the Facility is located shall be used solely for the purposes of constructing and operating two Class A office buildings. The Lessee shall not use the Leased

Property or the Site or any part thereof for any purpose or in any manner that would not keep the Facility in a first-class condition consistent with other similar Class A office buildings of comparable age and size or that would diminish (A) the utility, useful life or functional capability of the Facility as Class A office buildings, (B) the then current Fair Market Value, or (C) the Fair Market Value as of the Maturity Date. The Lessee shall use the Leased Property and the Site in compliance in all material respects with (a) any Applicable Laws and Regulations (including Environmental Laws), except to the extent permitted by Section 9.5, (b) the Insurance Requirements, and (c) all of the Operative Documents. The Lessee shall pay, or cause to be paid, all charges and costs required in connection with the use of the Leased Property and the Site in accordance with this Lease and the Participation Agreement. The Lessee shall not commit or permit any waste of the Leased Property or any part thereof or the Site.

SECTION 10.2.    Trade Compliance.

The Lessee shall comply with the Trading with the Enemy Act, as amended, and all of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), federal sanctions and embargo laws and regulations, and the USA PATRIOT Act in the conduct of all of its activities, including the following: (i) the use, assignment, or sublease of Site or the Facility by Prohibited Persons; and (ii) the export of any products manufactured at the Facility to any destination or Prohibited Person.

ARTICLE XI
INSURANCE

SECTION 11.1.    Required Coverages.

The Lessee will provide or cause to be provided insurance with respect to the Leased Property and the Site of a character usually obtained by the Lessee and its Affiliates against loss or damage of the kinds and in the amounts customarily insured against by the Lessee and its Affiliates with respect to similar properties, and carry such other insurance as is usually carried by the Lessee and its Affiliates with respect to similar properties; provided, that in any event the Lessee will maintain insurance during the Lease Term, as follows:

(a)        Comprehensive General Liability Insurance. The Lessee will maintain comprehensive general liability insurance, including coverages for contractual liability, against third-party bodily injury, including death, and third-party property damage, written on a claims- made basis, including against Lessor, in an amount at least equal to $30,000,000 per occurrence and $30,000,000 in the aggregate during the Lease Term (which coverage may be met in combination with Primary Commercial General Liability coverage and Umbrella Liability excess coverage). Such coverage may be subject to deductibles or self-insurance of no more than such amount that is customarily carried by the Lessee with respect to similar properties, whichever is lower. Such liability insurance shall name the Administrative Agent, the Collateral Agent, Lessor and each of the other Participants as additional insureds and such parties shall continue to be named as additional insureds, and such policy shall remain in effect, until at least the third (3rd) anniversary of the Maturity Date.

Without limiting the foregoing, Lessee will maintain a pollution legal liability policy covering itself. Such coverage shall be written on a claims made basis and shall apply to sudden and non-sudden pollution conditions. Such policy shall have limits not less than $15,000,000 per occurrence and $15,000,000 in the aggregate claims for bodily injury, property damage and cleanup costs, shall be in effect for a period of three years from and after the Completion Date and shall name Lessor as an additional insured with respect to such policy.

(b)        Property Insurance. From and after the Completion Date, the Lessee will maintain insurance against loss or damage covering the Leased Property, the Site and any portion thereof against such risks customarily maintained by the Lessee with respect to similar properties, including coverage for the perils of earth movement (including but not limited to earthquake and landslide) and fire, hurricanes and flood (if the property is located in a high-risk flood zone), in an amount not less than the Lease Balance or the replacement cost of the Facility (including any costs that may be required to cause the Facility to be reconstructed to comply with then current Applicable Laws and Regulations), whichever is greater. Such property insurance coverage may be subject to deductibles or self-insurance in amounts to be approved by Lessor. Such property insurance shall name the Administrative Agent, the Collateral Agent, Lessor and each of the other Participants as additional insureds and Administrative Agent as loss payee as their interests may appear.

(c)        Automobile Liability Insurance: Automobile liability insurance for the Lessee’s liability arising out of claims for bodily injury and property damage covering all owned (if any), leased (if any), non-owned and hired vehicles used in the performance of the Lessee’s obligations under the Lease with a $2,000,000 minimum limit per accident for combined bodily injury and property damage and containing appropriate no-fault insurance provisions wherever applicable. The automobile liability insurance shall have no self-insurance amounts and shall have deductibles not in excess of $50,000.

(d)        Worker’s Compensation and Employer’s Liability Insurance: Worker’s Compensation and Employer’s Liability Insurance, with respect to any Contractor or the Developer, if applicable, including occupational illness or disease coverage, or other similar social insurance in accordance with the laws of the nation, state, territory or province exercising jurisdiction over the Leased Property. Employer’s Liability coverage shall have a limit of

$1,000,000 per accident, per employee for disease and in the aggregate for disease.

(e)        Builders’ Risk Insurance. From and after the Completion Date with respect to any rebuilding of the Leased Property under Section 13.4 hereof, the Lessee will maintain a builders’ all-risk insurance policy on terms and conditions acceptable to the Required Participants and in an amount not less than the higher of replacement cost of the Facility and the aggregate amount of the outstanding Lease Balance at any time, subject to a deductible not in excess of $50,000 per occurrence but, in the case of flood, $25,000 per occurrence and in the case of named storms, $25,000 per occurrence and, in the case of earth movement, not in excess of $50,000 per occurrence (and not in the form of self-insurance) and shall have no other self-insurance with respect thereto. Such builders’ risk insurance policy shall provide for property damage on an “all risk” basis in form and substance reasonably acceptable to Administrative Agent, subject to limits, perils, exclusions and deductibles listed on the policies and its forms, insuring Lessee, each Participant, the Developer, any contractor and subcontractors at any tier, as their interests may appear, including coverage for the perils of earth movement (including but not limited to earthquake, landslide and subsidence), damage from collapse, coverage for fire, hurricanes and flood (if the property is located in a high-risk flood zone), strike, riot, vandalism, sabotage and damage or loss caused by machinery accidents and operational and performance testing and start- up. Such builders’ all-risk insurance shall name the Administrative Agent, the Collateral Agent, Lessor and each of the other Participants as additional insureds and Administrative Agent as loss payee as their interests may appear. The builder’s risk policy shall provide coverage for (a) the Facility, including buildings, non-temporary structures, machinery, equipment, facilities, fixtures, supplies and other property constituting part of the leased property including but not limited to boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment and other properties constituting the Facility, (b) coverage for foundations, including underground water and sewer mains, pilings and other property below the surface of the ground, and (c) electronic equipment. In addition,

(i)        Property Covered: The builder’s risk policy shall provide coverage for (a) the Facility, including buildings, all preliminary work, temporary works, non-temporary structures, machinery, equipment, facilities, fixtures, supplies and other property constituting part of the leased property including but not limited to boiler and machinery insurance covering pressure vessels, air tanks, boilers, machinery, pressure piping, heating, ventilation and air conditioning equipment, and elevator and escalator equipment and other properties constituting the Facility, (b) coverage for foundations, including underground water and sewer mains, pilings and other property below the surface of the ground, (c) electronic equipment and (d) property of others in the care, custody or control of the Lessee, a Lessee Person or Lessor.

(ii)        Special Clauses: The builder’s risk policy shall include (a) earthquake coverage in an amount not less than the higher of replacement cost of the Facility and the aggregate amount of all Advances outstanding at any time with a deductible not to exceed $100,000 per occurrence, (b) a requirement that the insurer pay losses within a reasonable period of time after receipt of an acceptable proof or partial proof of loss, (c) a clause making this insurance primary over any other insurance and (d) an unintentional errors and omissions clause.

(iii)        Additional Coverages: The builder’s risk policy shall insure (a) off-site coverage with sub-limits sufficient to insure the full replacement value of any equipment, supplies and materials not stored on the Site, (b) the removal of debris with a sublimit of not less than the lesser of twenty-five percent of the minimum builder’s risk coverage required hereunder and $15,000,000 per occurrence, (c) inland transit coverage with sublimits to insure the largest single shipment to or from the Site from designated storage facilities, (d) project management costs including architects’ fees, engineering costs, permit application fees, and other necessary fees or costs directly incurred in order to replace damage to insured property and (e) pollution cleanup and removal with a sublimit not less than $1,500,000 per occurrence.

(iv)        Prohibited Exclusions: The builder’s risk policy shall not contain any (a) coinsurance provisions, (b) exclusion for loss or damage covered under any guarantee or warranty arising out of an insured peril, (c) exclusion for resultant damage caused by faulty workmanship, designs, specifications or materials or (d) exclusion for resultant damage to insured property from a peril not otherwise excluded caused by ordinary wear and tear, gradual deterioration, normal subsidence, settling, cracking, expansion or contraction, and faulty workmanship, design or materials.

(v)        Sum Insured: The builder’s risk policy shall (a) be on a completed value form, with no periodic reporting requirements, (b) insure the Facility for 100% of its insurable replacement cost value, but in no case less than the aggregate amount of all Advances outstanding at any time, (c) value losses at replacement cost, without deduction for physical depreciation or obsolescence including customs duties, taxes and fees (if rebuilt or repaired), and (d) insure earth movement and named-wind coverage at the greater of (i) 100% of the Facility’s replacement cost and (ii) outstanding Advances.

(f)         Other Insurance. Insurance shall not cover any terrorism or war risks unless the Lessee carries insurance for such risks generally on similar property it owns or leases. To the extent any portion of the Facility is located in an area identified as a special flood hazard area by the Federal Emergency Management Agency or other applicable Authority, the Lessee shall (i) obtain flood insurance for the Facility in an amount not less than the greater of (1) 100% of the replacement cost of the Facility, including any costs that may be required to cause the Facility to be reconstructed to comply with then current Applicable Laws and Regulations, and (2) the aggregate amount of all Advances outstanding at any time, and (ii) require and shall ensure that such flood insurance at all times names Lessor as an additional insured and as loss payee, as its interests may appear.

(g)        Insurance Requirements. Insurance provided pursuant to this Section 11.1 (other than permitted self-insurance) shall be written by reputable insurance companies that are financially sound and solvent with a rating of at least “A-/VIII” by A.M. Best’s or a claims paying rating of “A-” by S&P or by other insurers approved in writing by the Lessor and shall be with such insurance companies as were approved by the Lessor on the Closing Date. Each policy referred to in this Section 11.1 shall provide that: (i) it will not be canceled, materially modified or its limits reduced, or allowed to lapse without renewal, except after not less than thirty (30) days’ prior written notice to the Administrative Agent and Lessor and not less than ten (10) days’ prior written notice to the Administrative Agent and Lessor for the non-payment of premium; (ii) the interests of the Administrative Agent, the Collateral Agent, Lessor and any other Participant shall not be invalidated by any act or negligence of or breach of warranty or representation by the Lessee or any Person having an interest in the Leased Property or the Site; (iii) such insurance is primary and non-contributory with respect to any other insurance carried by or available to the Administrative Agent, the Collateral Agent, the Lessor or any other Participant; (iv) the insurer shall waive customary rights of subrogation, setoff, counterclaim, or other deduction, whether by attachment or otherwise, against any additional insured or loss payee; (v) such policy shall contain a severability clause providing for coverage of the Administrative Agent, the Collateral Agent, the Lessor and each other Participant as if separate policies had been issued to each of them; (vi) the Lessee will notify the Administrative Agent and the Lessor promptly of any policy cancellation, reduction in policy limits, lapse, modification or amendment; and (vii) the insurer shall waive all claims for premiums against the Administrative Agent, the Collateral Agent, the Lessor and any other Participant.

SECTION 11.2.    Delivery of Insurance Certificates.

Throughout the Lease Term, at the time each of the Lessee’s insurance policies is renewed (but in no event less frequently than once every twelve (12) months) or upon written request by the Lessor during the continuance of an Event of Default, the Lessee shall deliver to the Administrative Agent, the Collateral Agent, the Lessor and each other Participant certificates of insurance evidencing that all insurance required by Section 11.1 to be maintained by the Lessee with respect to the Leased Property is in effect. Concurrent with the delivery of certificates required above, the Lessee shall furnish the Administrative Agent, the Collateral Agent, the Lessor and each other Participant with a letter from an independent broker or the insurer(s) signed by an officer of the broker or insurer(s), stating that in the opinion of such broker or insurer(s) the insurance so carried is in compliance with Section 11.1. Upon written request by the Administrative Agent, the Lessee will promptly furnish to the Administrative Agent copies of all insurance policies, applications, binders and cover notes or other evidence of insurance required to be maintained hereunder.

No provision of Article XI or any other Operative Document shall impose on the Administrative Agent, the Collateral Agent, the Lessor or any other Participant any obligation to verify the existence or adequacy of the insurance coverage to be maintained pursuant to Article XI, nor shall any such Person be responsible for any representations or warranties made by or on behalf of the Lessee or any Cubic Person to any insurance company or underwriter. Any failure on the part of Lessor to obtain the evidence of insurance required by Article XI from the Lessee and/or failure of such to identify any noncompliance of such evidence of insurance shall not constitute a waiver of any of the insurance requirements in Article XI.

SECTION 11.3.    Other Insurance.

Lessee agrees that nothing in this Article XI shall prohibit the Lessor or any other Participant from maintaining its own insurance coverage, at the expense of such Person, which coverage shall not reduce the obligations of the Lessee under this Article XI; provided, however, that no such insurance shall be maintained if its maintenance would prevent the Lessee from maintaining insurance as to the Leased Property and the Site with insurers when required to do so herein.

ARTICLE XII

ASSIGNMENT AND SUBLEASING

During the Lease Term, the Lessee may not assign, mortgage, transfer or pledge to any Person (including any Affiliate), at any time, in whole or in part, its right, title or interest in, to or under this Lease or any portion of the Leased Property or the Site without the prior written consent of the Lessor, which may be granted or withheld in its sole and absolute discretion provided, however, that Lessee may sublease its rights in connection with this Lease or the Leased Property to any Person with the prior consent of the Participants, not to be unreasonably withheld or delayed at any time, it being agreed that it would be reasonable to withhold such consent if, among other things, (x) any such sublease would subject any of the Participants to a violation of laws or regulations then applicable to any of the Participants, including, without limitation, those promulgated by OFAC, (y) an Event of Default shall be continuing or, after giving effect to such sublease, would exist, or (z) any such sublease extends beyond the Base Term expiration date, is not expressly subject and subordinate to the Lease or Lessee does not remain primarily liable for all obligations under the Lease.

Notwithstanding the foregoing, the Lessee will have the right at any time during the Lease Term, without the written consent of Lessor so long as no Material Default or Event of Default shall be continuing, to sublease all of the Leased Property to any Affiliate, provided that (i) no sublease may be made to any Person which would subject a Participant to a violation of Applicable Laws and Regulations applicable to such Participant including, without limitation, those promulgated by OFAC, and (ii) such sublease is expressly subject and subordinate to the Lease and the Lessee remains primarily liable for all obligations hereunder. Lessee shall give Lessor and Administrative Agent prompt written notice of any such sublease which notice shall include copies of each such sublease. Lessee hereby agrees that no sublease hereunder will violate the terms of the Ground Lease.

No sublease hereunder will discharge or diminish any of the Lessee’s obligations hereunder or any of the Lessee’s obligations hereunder or under the other Operative Documents and the Lessee shall remain directly and primarily liable under the Lease with respect to the Leased Property and the Operative Documents to which it is a party. Each sublease permitted hereby shall be made and shall expressly provide in writing that it is subject and subordinate to this Lease and the rights of the Lessor hereunder, shall expressly provide for the surrender of the Leased Property by the sublessee at the election of the Lessor after an Event of Default, shall provide that such provisions may be directly enforced by the Lessor, and shall provide that such sublessee expressly agrees to comply with the use restrictions set forth in Article X hereof. All such subleases under this Article XII shall expressly provide in writing for termination on or prior to the Lease Expiration Date unless the Lessee shall purchase all of the Leased Property pursuant to Section 21.1(a) and Article XX of this Lease.

Notwithstanding the foregoing, (a) the Lessee will have the right at any time during the Lease Term, without the prior written consent of the Lessor, to purchase the Leased Property pursuant to Section 20.1 hereof, (b) the Lessee may assign, at any time during the Lease Term, in whole but not in part, its right, title and interest in, to and under this Lease as a result of any transaction permitted under Section 5.3 of the Participation Agreement, and (c) the Lessee may otherwise assign, in whole but not in part, its right, title and interest in, to and under this Lease to any Affiliate of the Lessee without the prior written consent of the Lessor and Administrative Agent at the direction of Required Participants provided that (i) the parties enter into an assignment agreement as to all of Lessee’s obligations under the Operative Documents and related amendments thereto, each in form and substance reasonably satisfactory to the Lessor, (ii) after such assignment, the Lessee shall remain fully liable under the Operative Documents or shall issue an irrevocable and unconditional guaranty of the obligations of such assignee thereunder in form and substance reasonably satisfactory to the Lessor, (iii) prior to such assignment and immediately after giving effect thereto, no Default or Event of Default shall be continuing, (iv) all filings of or in respect of any such assignment necessary to protect the rights of the Lessor in the Leased Property, the Site and the other Operative Documents are made in a timely fashion, (v) without limiting any provisions of this Article XII, any such assignment shall include an appropriate provision for the operation, maintenance and insurance of the Leased Property and the Site in accordance with the terms hereof, (vi) the Lessor shall have received certificates and opinions of counsel with respect to the foregoing and such other matters as the Lessor may reasonably request, (vii) such assignment will not result in the imposition of any unindemnified Taxes, (viii) the Lessor shall receive such other documents and instruments and the Lessee shall take such further acts as the Lessor may reasonably request, (ix) such assignment will not, with respect to any Participant, violate the use restrictions set forth in Article X hereof or Applicable Laws and Regulations including, without limitation, those promulgated by OFAC, and (x) the Lessee shall provide to the Lessor not less than thirty (30) days’ prior written notice of such assignment, such notice to identify the assignee.

ARTICLE XIII

LOSS, DESTRUCTION, CONDEMNATION OR DAMAGE; ENVIRONMENTAL

SECTION 13.1.    Event of Taking, Event of Loss.

(a)        If an Event of Taking shall occur during the Lease Term, the Lessee shall give the Lessor prompt written notice of such occurrence and the date thereof and on the next succeeding Payment Date (the “Next Date”) after such Event of Taking shall have occurred or, if such Event of Taking shall have occurred within five (5) Business Days preceding a Payment Date, then on the next succeeding Payment Date after such Next Date shall have occurred, this Lease shall terminate and, as compensation for such Event of Taking, the Lessee shall pay to the Lessor on such Payment Date the Purchase Amount.

(b)        If an Event of Loss shall occur during the Lease Term, the Lessee shall give the Lessor prompt written notice of such occurrence and the date thereof which notice shall contain an election by the Lessee to either (i) purchase the Leased Property from the Lessor on the second Next Date after the date such Event of Loss shall have occurred, but in no event sooner than sixty (60) days after the date of such Event of Loss, at a purchase price equal to the Purchase Amount (and if the Lessee makes such election the Purchase Amount shall become due and payable and the Lessee shall purchase the Leased Property on such Payment Date) or (ii) provided no Material Default or Event of Default is continuing and rebuilding of the Facility is capable of being completed prior to the end of the Lease Term (as certified in writing by the Construction Consultant), rebuild the Facility and continue the Lease (it being understood that insurance proceeds shall be paid over by the Administrative Agent to the Lessee against costs actually incurred by the Lessee and the Lessee shall be entitled to any excess insurance proceeds), subject further to the obligations of the Lessee under the Operative Documents. If the Lessee elects to rebuild the Facility, the Lessee shall rebuild the Facility to the condition required to be maintained pursuant to Section 9.1.

(c)        Upon receipt in full by the Administrative Agent, as assignee of Lessor, of the Purchase Amount pursuant to this Section 13.1, the Lease shall terminate and the obligations of the Lessee hereunder and under the other Operative Documents (in each case, other than any obligations expressed herein or in any other Operative Document as surviving termination of this Lease or such other Operative Document) shall terminate as of the date of such receipt. Upon such receipt in full of the Purchase Amount, the Leased Property (including all rights under the Ground Lease) and all rights to any remaining awards or proceeds shall be transferred to the Lessee or its designee in accordance with Section 23.11 hereof.

SECTION 13.2. Application of Payments Relating to an Event of Taking or an Event of Loss.

Regarding any Event of Taking, all condemnation awards and proceeds and property insurance proceeds received at any time by the Lessee during the Lease Term from any Authority or other Person with respect to any Event of Taking shall be promptly remitted to the Administrative Agent, as assignee of Lessor (up to, but not exceeding, the Purchase Amount), and, unless an Event of Default as described in clauses (h) or (i) of Article XVII hereof is continuing, upon the indefeasible payment in full of the Purchase Amount in accordance with Section 13.1(a), the Administrative Agent and Lessor shall assign to the Lessee all rights to any condemnation awards and proceeds and property insurance proceeds and any such condemnation awards and proceeds and property insurance proceeds remaining thereafter or thereafter received shall be paid by the Administrative Agent over to the Lessee, or as the Lessee may direct, and any receipt of such proceeds shall satisfy the Lessee’s obligations under Section 13.1(a).

Regarding any Event of Loss, all awards and proceeds and property insurance proceeds received at any time by the Lessee during the Lease Term from any Person with respect to any Event of Loss shall be promptly remitted to the Administrative Agent (up to, but not exceeding, the Purchase Amount) and, unless an Event of Default as described in clauses (h) or (i) of Article XVII hereof is continuing, upon the indefeasible payment in full of the Purchase Amount in accordance with Section 13.1(b)(i), the Administrative Agent and Lessor shall assign to the Lessee all rights to any awards and proceeds and property insurance proceeds and any such awards and proceeds and property insurance proceeds remaining thereafter or thereafter received shall be paid by the Administrative Agent over to the Lessee, or as the Lessee may direct, and any receipt of such proceeds shall satisfy the Lessee’s obligations under Section 13.1(b); provided, if the Lessee elects to rebuild the Facility in accordance with Section 13.1(b)(ii), then any awards and proceeds and property insurance proceeds shall be applied as described in Section 13.1(b)(ii).

SECTION 13.3.    Application of Certain Payments Relating to a Condemnation.

In case of a Condemnation of the Leased Property or a portion thereof (which, for clarification, is not an Event of Taking), this Lease shall remain in full force and effect, without any abatement or reduction of Rent, and the awards and proceeds received from any Authority relating to such Condemnation for the affected portion of the Leased Property shall, so long as no Material Default or Event of Default shall be continuing, be paid by the Administrative Agent to the Lessee and shall be used by the Lessee to repair and restore the affected Leased Property to the condition required by Section 9.1. Notwithstanding anything herein to the contrary, any portion of such awards and proceeds that is awarded with respect to the time period after the expiration or termination of the Lease Term (unless the Lessee shall have exercised an option to purchase the Leased Property and consummated such purchase) shall be paid to the Administrative Agent; provided, that if the Lessee has paid the Purchase Amount to the Administrative Agent such proceeds (or the portion of such proceeds in excess of portion thereof applied to the Purchase Amount) shall be paid by the Administrative Agent over to the Lessee. Regarding any Condemnation occurring during the Lease Term, the Lessee shall give the Administrative Agent and Lessor written notice of such Condemnation.

SECTION 13.4.    Application of Certain Payments Relating to a Casualty.

Upon any Casualty during the Lease Term with respect to the Leased Property (which, for clarification, is not an Event of Loss), this Lease shall remain in full force and effect, without any abatement or reduction of Rent and, regarding any Casualty, if the cost of repair would exceed One Million Dollars ($1,000,000), the Lessee shall give to the Administrative Agent and Lessor written notice of such Casualty. As soon as practicable after such Casualty (which, for clarification, is not an Event of Loss) with respect to the Leased Property has occurred, subject to receipt of insurance proceeds if held by Administrative Agent in accordance with Section 13.1(b)(ii), the Lessee shall repair and rebuild the affected portions of the Leased Property suffering such Casualty (or cause such affected portions to be repaired and rebuilt) to the condition required to be maintained by Section 9.1 and so that the value, utility, useful life and functional capability of such item as restored is at least equivalent to the value, utility, useful life and functional capability of such item as in effect immediately prior to the occurrence of such Casualty (assuming the Facility was being maintained in accordance with Section 9.1); provided, that at all times during such repair or rebuilding the Lessee shall maintain the Facility in accordance with Section 9.1.

SECTION 13.5.    Proceeds.

Upon the occurrence of any Event of Taking, if a Material Default or Event of Default is continuing at such time, any awards or proceeds received from any Authority or any other Person or any property insurance proceeds, in either case, with respect to any Event of Taking (a) shall be paid to and held by the Administrative Agent and (b) if an Event of Default is continuing, then in the Administrative Agent’s sole and absolute discretion, such amounts may be applied to the amounts then due and owing or accrued by the Lessee pursuant to the Operative Documents or as Lessee may direct so long as no Material Default or Event of Default is continuing.

Upon the occurrence of any Event of Loss, Casualty or Condemnation, if an Event of Default or Default is continuing at such time or if the Lessee has elected either to rebuild the Facility or to purchase the Facility pursuant to Section 13.1 hereof, any awards or proceeds received from any Authority or any other Person or any property insurance proceeds, in either case, with respect to such Event of Loss, Casualty or Condemnation, shall be held by the Administrative Agent. If an Event of Default is then continuing, then in the Administrative Agent’s sole and absolute discretion, such amounts may be applied to the amounts then due and owing or accrued by the Lessee pursuant to the Operative Documents. If no Material Default or Event of Default is then continuing, any such awards or proceeds received from any Authority or any insurance proceeds with respect to any Event of Loss, Casualty or Condemnation, in each case, shall be held by the Administrative Agent and made available to the Lessee to the extent the Lessee rebuilds the Facility pursuant to Section 13.1, to pay costs actually incurred by the Lessee to restore the Leased Property as required herein in accordance with Section 13.1 and any awards or proceeds received from any Authority or any insurance proceeds remaining after such restoration shall be paid by the Administrative Agent over to the Lessee. To the extent the Lessee purchases the Facility pursuant to Section 13.1, after the Lessee has satisfied all payment obligations pursuant to Section 13.1 regarding such purchase, so long as no Event of Default as described in clauses (h) or (i) of Article XVII hereof is continuing (as evidenced by an order of a court), any awards or proceeds received from any Authority or any insurance proceeds shall be paid by Administrative Agent over to Lessee.

SECTION 13.6.    Negotiations.

In the event any part of the Leased Property becomes subject to condemnation or requisition proceedings during the Lease Term, the Lessee shall give notice thereof to the Administrative Agent and Lessor promptly after the Lessee has knowledge thereof and, to the extent permitted by any Applicable Laws and Regulations, the Lessee shall control the negotiations with the relevant Authority unless a Material Default or Event of Default exists or such condemnation or requisition occurs during the Construction Period, in which case the Lessor shall be entitled to control such negotiations in consultation with the Lessee; provided, that in any event the Lessor may participate at the Lessor’s expense (or if a Material Default or Event of Default exists or such negotiations occur during the Construction Period, at the Construction Agent’s expense) in such negotiations. The Lessee shall give to the Lessor such information, and copies of such documents, which relate to such proceedings, or which relate to the settlement of amounts due under insurance policies required by Section 11.1, and are in the possession of the Lessee, as are reasonably requested by the Lessor. If the proceedings relate to an Event of Taking, the Lessee shall act diligently in connection therewith. Nothing contained in this Section 13.6 shall diminish the Lessor’s rights with respect to condemnation awards or proceeds and property insurance proceeds under Section 13.1.

SECTION 13.7.    No Rent Abatement.

Rent shall not abate hereunder by reason of any Casualty, any Event of Loss, any Event of Taking or any Condemnation of any portion of the Leased Property, and the Lessee shall continue to perform and fulfill all of the Lessee’s obligations, covenants and agreements hereunder notwithstanding such Casualty, Event of Loss, Event of Taking or Condemnation until the Lease Expiration Date or the purchase of the Leased Property by the Lessee in accordance with Section

13.1  hereof.

SECTION 13.8.    Environmental Matters.

At the Lessee’s sole cost and expense, the Lessee shall promptly and diligently and in material accordance with Applicable Laws and Regulations commence and complete any response, clean up, remedial or other action necessary to remove, clean up or remediate any Environmental Violation with respect to the Leased Property or the Site to the extent required of the Lessee, any Participant, the Collateral Agent or the Administrative Agent, as required by the DEH and otherwise in order to comply with Applicable Laws and Regulations. Lessee shall, upon completion of remedial action by the Lessee (i) with respect to any Material Environmental Violation described in clause (ii) of the definition thereof, cause to be prepared by a Responsible Officer of the Lessee a certificate describing in sufficient detail such Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation and a statement of such Responsible Officer of the Lessee that such Environmental Violation has been remedied in compliance in all material respects with Applicable Laws and Regulations and (ii) with respect to any other Material Environmental Violation, cause to be prepared by the Environmental Expert a report describing in sufficient detail such Environmental Violation and the actions taken by the Lessee (or its agents) in response to such Environmental Violation, and a statement by the Environmental Expert that the Environmental Violation has been remedied in compliance in all material respects with Applicable Laws and Regulations, and a letter or other document issued by the DEH or other appropriate Authority having jurisdiction with respect to the Leased Property or the Site, as applicable, that would allow continued use of the Leased Property and the Site for their uses as of the date hereof, and confirming that no further action is required with respect to the investigation, cleanup, remediation or monitoring of the Leased Property or the Site with respect to such Environmental Violation. Each Environmental Violation shall be remedied in full prior to the Maturity Date unless the Leased Property has been purchased by the Lessee in accordance with Section 20.1, 20.2 or 21.1(a). Nothing in this Article XIII shall reduce or limit the Lessee’s obligations under Article VII of the Participation Agreement (which obligations shall include any Claims arising from such actions). On each anniversary of the Closing Date, the Lessee shall deliver to the Lessor (i) copies of any work plans, reports and other documents submitted to DEH, (ii) copies of all correspondence with or from DEH, and (iii) a copy of any supplement or modification to the regulatory concurrence letter from DEH.

SECTION 13.9.    Notice of Environmental Matters.

Promptly upon the Lessee’s obtaining knowledge of the existence of any Material Environmental Violation with respect to the Leased Property or the Site, the Lessee shall notify the Lessor in writing of such Material Environmental Violation. Promptly, but in any event within thirty (30) days from the date a Responsible Officer of the Lessee has actual knowledge thereof, the Lessee shall provide to the Lessor written notice of any pending or, to the Lessee’s knowledge, threatened claim, action or proceeding involving any Material Environmental Violation with respect to the Leased Property or the Site. All such notices shall describe in reasonable detail the nature of the claim, action or proceeding and the Lessee’s proposed response thereto. In addition, the Lessee shall provide to the Lessor, within thirty (30) days of receipt, copies of all material written communications with any Authority relating to any such Material Environmental Violation for which notice was provided. The Lessee shall also promptly provide such detailed reports of any Material Environmental Violation for which notice was provided as may reasonably be requested by the Administrative Agent or any Participant. For purposes hereof, “Material Environmental Violation” shall mean any Environmental Violation (i) which imposes or, in the good faith judgment of the Lessee, the Administrative Agent, the Collateral Agent, or any Participant, could reasonably be expected to impose criminal liability on the Administrative Agent, the Collateral Agent, or any Participant or (ii) the cost of which to remediate is in excess of Five Hundred Thousand Dollars ($500,000).

ARTICLE XIV

CERTAIN DUTIES AND RESPONSIBILITIES

The Lessor undertakes to perform such duties and only such duties as are specifically set forth herein and in the other Operative Documents, and no implied covenants or obligations shall be read into this Lease against the Lessor, and the Lessor agrees that it shall not, nor shall it have a duty to, manage, control, use, sell, maintain, insure, register, lease, operate, modify, dispose of or otherwise deal with the Leased Property or the Site in any manner whatsoever, except as required by the terms of the Operative Documents and as otherwise provided herein.

ARTICLE XV
INSPECTION

Upon five (5) Business Days prior notice to the Lessee, the Lessor and the Rent Assignees or their respective authorized representatives (the “Inspecting Parties”) at any time during the Lease Term (provided that, except during the continuance of an Event of Default, the Lessor and the Rent Assignees shall limit their inspections to no more than one time in any calendar year and the Lessor shall coordinate such inspections as set forth below) may inspect (a) the Leased Property and the Site and (b) the books and records of the Lessee and its Affiliates relating to the Leased Property and the Site and make copies and abstracts therefrom. All such inspections shall be (i) during the Lessee’s normal business hours, (ii) subject to the Lessee’s reasonable safety and confidentiality requirements, (iii) accompanied by a representative of Lessee, and (iv) at the expense and risk of the Inspecting Parties, except that if an Event of Default is continuing, the Lessee shall reimburse the Inspecting Parties for the costs and reasonable out-of-pocket expenses of such inspections and, except for the Inspecting Party’s gross negligence or willful misconduct, such inspection shall be at the Lessee’s risk. In addition, Inspecting Parties shall use commercially reasonable efforts to coordinate their visits together and inspect the Leased Property and the Site in groups to the extent reasonably practicable. No inspection shall unreasonably interfere with the Lessee’s operations. None of the Inspecting Parties shall have any duty to make any such inspection or inquiry. None of the Inspecting Parties shall incur any liability or obligation by reason of making any such inspection or inquiry unless and to the extent such Inspecting Party causes damage to the Leased Property or the Site or any property of the Lessee or any other Person during the course of such inspection. The Inspecting Parties shall be third party beneficiaries of this Lease with respect to the rights set forth in this Article XV applicable to such Persons.

ARTICLE XVI
THE GROUND LEASE

Lessee acknowledges receipt of the Ground Lease and is familiar with the respective terms thereof. Lessee will, for the benefit of Lessor, perform all obligations, covenants and agreements to be performed by the lessee under the Ground Lease including without limitation the payment of all rent and other amounts due under such agreements during the term hereof and, as between Lessor and Lessee, Lessor shall have no responsibility for compliance with such obligations, covenants and agreements accruing during the term hereof. Lessee will at all times during the term hereof do all things necessary to perform all Ground Lessor’s obligations, covenants and agreements under the Ground Lease and will give Lessor notice of all defaults under the Ground Lease promptly after obtaining Actual Knowledge thereof. In addition to, and not in limitation of, Lessee’s obligations set forth elsewhere in this Lease during the term hereof, Lessee shall punctually pay and perform for the benefit of Lessor all of the obligations and liabilities whatsoever of Lessee or Lessor under any instrument that is a Permitted Lien including, without limitation, payment of indemnification of Lessor from and against all claims for which Lessor is liable thereunder during the term hereof. Lessee represents as of the date hereof that the Ground Lease is in full force and effect.

ARTICLE XVII
EVENTS OF DEFAULT

The occurrence of any one or more of the following events, whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body, shall constitute an “Event of Default”:

(a)        (i) the Lessee shall fail to make any payment of Basic Rent when due and such failure shall continue for a period of two (2) Business Days after the same became due, (ii) the Lessee shall fail to make any payment of the Purchase Amount, Lease Balance or other amounts due and payable under Article XIII, Article XVIII, Article XX, Article XXI or Article XXII, or

(iii) the Lessee shall fail to make any payment of any amount due and payable on the Maturity Date or the Lease Expiration Date;

(b)        the Lessee shall fail to make payment of any Supplemental Rent (other than any Supplemental Rent described in clause (a) above) when due and such failure shall continue for a period of five (5) days after written notice thereof has been given to the Lessee;

(c)        the Lessee shall fail to (i) comply with Sections 5.2(d), 5.3, 5.6 or 6.5 of the Participation Agreement, (ii) perform or comply with Article XII hereof, or (iii) maintain insurance as required by Article XI hereof;

(d)        the Lessee shall fail to perform or observe any of the terms, covenants, conditions and agreements set forth in Articles XXI and XXII hereof other than the failure to give notice of an end of term option pursuant to Section 21.1 hereof;

(e)        any representation, warranty, certification or statement made or deemed to be made by the Lessee under this Lease, any other Operative Document or in any report, certificate, financial statement or other document delivered pursuant hereto or thereto, shall at any time prove to have been incorrect in any material respect as of the date when made or deemed made;

(f)         the Lessee shall default in the performance or observance of any term, covenant, condition or agreement contained in this Lease or any other Operative Document (in each case, other than as specifically provided for otherwise in this Article XVII) and such default shall continue for a period of thirty (30) days after written notice thereof has been given to the Lessee or the Construction Agent;

(g)        the Lessee or any Restricted Subsidiary or Guarantor (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Material Indebtedness (other than payment obligations hereunder), or (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders or the beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such

Indebtedness to be made, prior to its stated maturity, or cash collateral in respect thereof to be demanded;

(h)        an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Lessee or any Restricted Subsidiary or Guarantor (other than a UK Relevant Entity) or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Lessee or any Restricted Subsidiary or Guarantor (other than a UK Relevant Entity) or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)         the Lessee or any Restricted Subsidiary or Guarantor (other than a UK Relevant Entity) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Lessee or any Restricted Subsidiary or Guarantor or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing or a UK Bankruptcy Event occurs with respect to any UK Relevant Entity;

(j)         the Lessee or any Restricted Subsidiary or Guarantor shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)        one or more judgments or orders for the payment of money in an aggregate amount in excess of US$50,000,000 (not covered by insurance where the carrier has accepted responsibility in writing) shall be rendered against the Lessee, any Restricted Subsidiary or Guarantor or any combination thereof and the same shall remain undischarged for a period of sixty

(60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any material assets of the Lessee or any Subsidiary to enforce any such judgment;

(l)         an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)       any material provision of any Operative Document (except in accordance with its terms), in whole or in part, terminates, ceases to be effective or ceases to be the legal, valid and binding enforceable obligation of the Lessee or any of its Affiliates directly or indirectly, contests in any manner in any court the effectiveness, validity, binding nature or enforceability thereof; or any assignment, security interest or Lien securing the Lessee’s obligations under the Operative Documents, in whole or in part, ceases to be perfected with the same priority as was in effect on the Closing Date or the Lessee shall disaffirm or deny any of its obligations under any Operative Document;

(n)        a Construction Event of Default shall be continuing; or

(o)        a Lessee Change of Control shall occur.

ARTICLE XVIII
ENFORCEMENT

SECTION 18.1.    Remedies.

(a)        Subject to the limitation set forth in Section 18.5 hereof, during the existence of an Event of Default and notwithstanding any Event of Loss, Event of Taking, termination of this Lease pursuant to Article XIII or any other matter or occurrence, at the Lessor’s option and without limiting the Lessor in the exercise of any other right or remedy the Lessor may have on account of such Event of Default, and without any further demand or notice, the Lessor may to the fullest extent permitted under Applicable Laws and Regulations cause the following to occur:

(i)        By notice to the Lessee, the Lessor may terminate the Lessee’s right to possession of the Leased Property provided, however, that this Lease shall terminate immediately without notice upon the occurrence of an Event of Default described in paragraphs (h) or (i) of Article XVII hereof.

(ii)        Upon termination of the Lessee’s right to possession and without further demand or notice, the Lessee shall surrender possession and vacate the Leased Property and deliver possession of the Leased Property in accordance with Section 22.5 of this Lease, and the Lessor may re-enter the Leased Property and remove any Persons in possession thereof and re-lease the Leased Property to any third party.

(iii)        The Lessor may terminate this Lease with respect to all or any part of the Leased Property and/or declare the aggregate outstanding Lease Balance and all other amounts payable by the Lessee hereunder or under any other Operative Document to be immediately due and payable (provided, however, that this Lease shall terminate immediately without notice, and the aggregate outstanding Lease Balance and Break Amounts, if any, and such other amounts payable by the Lessee shall become immediately due and payable without demand therefor, upon the occurrence of an Event of Default described in paragraphs (h) or (i) of Article XVII hereof and, subject to the conditions therein, the Leased Property shall be transferred in accordance with Section 20.2 hereof), and the Lessor shall be entitled to (x) recover from the Lessee the following amounts without duplication of amounts owed and (y) take the following actions:

(A)       the Lessee shall pay all accrued and unpaid Rent hereunder (including, without limitation, Basic Rent and Supplemental Rent) for the period commencing on the Closing Date through the Final Rent Payment Date with respect to the Leased Property;

(B)       the Lessor may elect either of the following with respect to any or all of the Leased Property:

(1)        the Lessor may demand, by written notice to the Lessee specifying a payment date (the “Final Rent Payment Date”) on a date no earlier than thirty (30) days after the date of such notice, that the Lessee shall pay to the Lessor, on the Final Rent Payment Date (in lieu of Basic Rent due after the Final Rent Payment Date), an amount equal to the sum of (A) the Lease Balance, plus (B) Break Amounts, if any, and (C) all accrued and unpaid Rent due and unpaid for the period commencing on the Closing Date to and including the Final Rent Payment Date (less any amounts paid by the Lessee under clause (A) above), and upon payment of such amount, and the amount of all other sums due and payable by the Lessee under this Lease and the other Operative Documents (and interest at the Overdue Rate on the amounts payable under this clause (B)(1) from the Final Rent Payment Date to the date of actual payment), the Leased Property shall be transferred to the Lessee or its designee pursuant to Section 23.11; provided, however, (x) that at any time prior to the Base Term Commencement Date, if the Lessee pays the amounts set forth above with respect to an Event of Default other than as described in paragraphs (n) or (o) of Article XVII where such Event of Default arises solely as a result of a Force Majeure Event, in the case of clause (m), and an unsolicited Change of Control to which neither the board of directors nor the shareholders of the Lessee approve, consent or acquiesce, in the case of clause (n), or (y) if the limitations set forth in Section 18.5 hereof shall be in effect and, in lieu of paying the amounts set forth above in full, the Lessee pays to the Lessor the Construction Recourse Amount, then, in each such case, the Leased Property shall not be transferred to the Lessee (or any designee thereof) and the Lessor shall have all of its rights and remedies with respect to the Leased Property and the Site contained in this Article XVIII (including, but not limited to, Section 18.5); or

(2)        the Lessor may sell its interest in the Leased Property and/or pursue any and all remedies under the Security Documents, and, in any event, the Lessee shall pay to the Lessor an amount equal to the excess, if any, of (x) all amounts described in clause (B)(1) above due the Lessor over (y) the net Sale Proceeds received by the Lessor from the foregoing sale (provided, that in calculating such net Sale Proceeds, all expenses and Taxes to the extent not indemnified and not paid by the Lessee pursuant to Section 7.2 of the Participation Agreement incurred by any of the Participants in connection with such sale including, without limitation, legal fees and expenses, shall be deducted from such Sale Proceeds);

(C)       Any other amount necessary to compensate the Lessor for all the damages caused by or resulting from the Lessee’s failure to perform the Lessee’s obligation under this Lease, including, but not limited to, the costs and expenses (including without limitation, attorneys’ fees and expenses, advertising costs and brokers’ commissions) of recovering possession of the Facility, removing Persons or property from the Facility, placing the Facility in good order, condition, and repair, preparing and altering the Facility for reletting, and all other costs and expenses of reletting; and

(D)       Such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Applicable Laws and Regulations.

(iv)        The Lessor may exercise any and all rights and remedies under the Security Documents.

(v)        If the Event of Default occurs prior to the Base Term Commencement Date, the Lessor may exercise any and all rights and remedies under the Construction and Development Agreement.

(vi)        If the Lessee has breached this Lease, this Lease shall continue in effect for so long as the Lessor does not terminate this Lease, and the Lessor may enforce all of the Lessor’s rights and remedies under this Lease, including the right to recover the Rent hereunder (including, without limitation, Basic Rent (when applicable) and Supplemental Rent) as it becomes due under this Lease. The Lessee’s right to possession shall not be deemed to have been terminated by the Lessor except pursuant to clause (i) above. The following do not constitute a termination of this Lease:

(A)       Acts of maintenance or preservation or efforts to relet the Leased Property; and

(B)       Withholding of consent to assignment or subletting, or terminating a subletting or assignment by the Lessee.

(vii)        In the event that the Lessor elects to continue this Lease in full force and effect following the termination of the Lessee’s right of possession of the Facility, the Lessor, to the maximum extent permitted by Applicable Laws and Regulations, may enforce all its rights and remedies under this Lease, including, but not limited to, the right to recover Rent hereunder as it becomes due. During the continuance of an Event of Default or following the termination of the Lessee’s right to possession of the Facility, the Lessor may enter the Facility and the Site in accordance with Applicable Laws and Regulations without terminating this Lease and, pursuant to Article VII hereof, sublet all or any part of the Leased Property for the Lessee’s account to any Person, for such term (which may be a period beyond the remaining Lease Term), at such rents and on such other terms and conditions as are commercially reasonable. In the event of any such subletting, rents received by the Lessor from such subletting shall be applied (a) first, to the payment of the costs incurred by the Lessor in maintaining, preserving, altering and preparing the Leased Property for subletting and other costs of subletting, including, but not limited to, brokers’ commissions and attorneys’ fees and expenses; (b) second, to the payment of Rent hereunder then due and payable; (c) third, to the payment of future Rent hereunder as the same may become due and payable hereunder; (d) fourth, to the payment of all other obligations of the Lessee hereunder and under the other Operative Documents (including, without limitation, the Lease Balance), and (e) fifth, the balance, if any, shall be paid to the Lessee upon (but not before) expiration of the Lease Term. If the rents received by the

Lessor from such subletting, after application as provided above, are insufficient in any period to pay the Rent due and payable hereunder for such period, the Lessee shall pay such deficiency to the Lessor upon demand. Notwithstanding any such subletting for the Lessee’s account without termination, the Lessor may at any time thereafter, by written notice to the Lessee, elect to terminate this Lease.

(viii)        The Lessor may exercise any other right or remedy that may be available to it under Applicable Laws and Regulations or in equity, or proceed by appropriate court action (legal or equitable) to enforce the terms or to recover damages for the breach hereof, including those arising from a breach by the Lessee of its obligations under Section 20.2 hereof. Separate suits may be brought to collect any such damages for any Rent installment period(s), and such suits shall not in any manner prejudice the Lessor’s right to collect any such damages for any subsequent Rent installment period(s), or the Lessor may defer any such suit until the Lessor determines to bring such suit.

(ix)        The Lessor may retain and apply against the Lessor’s damages all sums which the Lessor would, absent such Event of Default, be required to pay to, or turn over to, the Lessee pursuant to the terms of this Lease.

The Lessee acknowledges and agrees that upon the declaration of an Event of Default the amount due and owing by the Lessee to the Lessor hereunder shall be the Lease Balance and that to the maximum extent permitted by Applicable Laws and Regulations, the Lessee waives any right to contest the Lease Balance as the liquidated sum or agreed upon sum due and owing.

(b)        In the event that an Event of Default is declared (or deemed declared) solely and exclusively on the basis of the occurrence of one or more Limiting Events on or before September 30, 2019:

(i)        a claim or demand by the Lessor for payment by the Lessee of or in respect of the Lease Balance under Section 18.1(a) hereof shall be limited as follows:

(A)       any obligation of the Lessee to pay the Lease Balance and amounts due under clauses (C) and (D) of Section 18.1(a)(iii) shall be reduced to be an obligation to pay an amount equal to the Recourse Deficiency Amount; provided, however, that if the Lessee shall not pay the full Lease Balance and such other amounts, the Lessor shall not have any obligation to transfer the Leased Property to the Lessee or its designee including, without limitation, as provided in clause (B)(1) of Section 18.1(a)(iii); and

(B)       any obligation of the Lessee to pay any shortfall determined by reference to the Lease Balance as provided in clause (B)(2) of Section 18.1(a)(iii), and amounts due under clauses (C) and (D) of Section 18.1(a)(iii) shall be revised to be an obligation to pay the lesser of (i) such shortfall plus such other amounts and (ii) the Recourse Deficiency Amount; and

the references to “Lease Balance” in the last paragraph of Section 18.1(a) and in Section 18.2 shall be deemed references to the amount described in clause (A) or clause (B) above, as applicable, provided, however, that the foregoing limitation shall not limit or affect any other rights of the

Lessor as the Lessor shall have all rights and remedies available under the Operative Documents or available at law, equity or otherwise including, without limitation, the right to demand the payment of Supplemental Rent (other than the Lease Balance) and the right to require surrender and return or sale to a third party of the Leased Property all as set forth herein; and

(ii)        if Section 18.1(a)(vii) is applicable, the reference to Lease Balance in clause (d) thereof shall be a reference to the Recourse Deficiency Amount so long as the Lease has not been terminated.

SECTION 18.2.    Proceeds of Sale; Deficiency.

All payments received and amounts held or realized by the Lessor at any time when an Event of Default shall be continuing and after the Lease Balance shall have been accelerated pursuant to this Article XVIII as well as all payments or amounts then held or thereafter received by the Lessor (except for rents received by the Lessor from subletting pursuant to Section 18.1(a)(vii), which shall be distributed as set forth therein) and the proceeds of sale pursuant to Section 18.1(a)(iii)(B)(2) shall be distributed forthwith upon receipt by the Lessor in accordance with Article III of the Loan Agreement.

SECTION 18.3.    Waiver of Certain Rights.

To the maximum extent permitted by Applicable Laws and Regulations, (a) the Lessee hereby waives the benefit of any appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale of the Leased Property or any interest therein and (b) if this Lease shall be terminated pursuant to this Article XVIII, the Lessee waives, to the fullest extent permitted by Applicable Laws and Regulations, (i) any notice of re-entry or the institution of legal proceedings to obtain re-entry or possession; (ii) any right of redemption, re-entry or repossession; (iii) the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt or limiting the Lessor with respect to the election of remedies; (iv) any other rights which might otherwise limit or modify any of the Lessor’s rights or remedies under this Article XVIII; and (v) any rights now or hereafter conferred under California Applicable Laws and Regulations that may require the Lessor to sell, lease or otherwise use the Leased Property, or any part thereof in mitigation of the Lessor’s damages upon the occurrence of an Event of Default or that may otherwise limit or modify any of the Lessor’s rights or remedies under this Article XVIII.

SECTION 18.4.    Remedies Cumulative; No Waiver; Consents.

To the extent permitted by, and subject to the mandatory requirements of, Applicable Laws and Regulations, each and every right, power and remedy herein specifically given to the Lessor or otherwise in this Lease shall be cumulative and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Lessor, and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Lessor in the exercise of any right, power or remedy or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Lessee or be an acquiescence therein. The Lessor’s consent to any request made by the Lessee shall not be deemed to constitute or preclude the necessity for obtaining the Lessor’s consent, in the future, to all similar requests. No express or implied waiver by the Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default.

SECTION 18.5.    Limitation of Recourse Liability.

(a)        Notwithstanding anything set forth herein or in the other Operative Documents to the contrary with respect to the Lessee’s obligations to pay the Lease Balance under this Article XVIII, the Lessor shall have full recourse to the Leased Property, the other Lessee Collateral and the proceeds thereof and to any non-Cubic Person. However, recourse to the Lessee for such payment obligation prior to the Base Term Commencement Date shall be limited as follows:

(i)         upon a termination of this Lease caused by or arising out of an Event of Loss or an Event of Taking if caused by a Force Majeure Event during the Construction Period, the Lessee’s indemnification liability under Section 7.1(f)(i)(B)(1) of the Participation Agreement shall remain in effect, but so long as no Specified Event has occurred there shall be no other recourse to the Lessee;

(ii)        upon the occurrence and during the continuation of an Event of Default caused by or arising out of a Specified Event, or upon a termination of this Lease caused by or arising out of any Specified Event, the Lessee shall be obligated to the full extent of its payment obligations under the Operative Documents; and

(iii)       in any other case, the Lessee’s payment obligation shall be limited to an amount not to exceed the Construction Recourse Amount, provided, that this limitation shall not affect the Lessee’s indemnification liability under Section 7.1(f)(i)(B)(1) of the Participation Agreement.

(b)        Concurrently with the payment of any amounts set forth in Section 18.5(a) above and other amounts then owing, the Lessee shall, if requested by the Lessor, relinquish possession of the Leased Property, in the condition required by this Lease, subject only to Permitted Liens described in clauses (a) (but excluding any such rights and interests of the Lessee referenced therein) and (b) of the definition thereof, if the Lessor requests, convey by deed all of the Lessee’s right, title and interest, if any, in and to the Leased Property or any part thereof to the Lessor or a party designated by the Lessor, subject only to Permitted Liens described in clauses (a) (but excluding any such rights and interests of the Lessee referenced therein) and (b) of the definition thereof. The foregoing limitation on recourse to the Lessee will not apply on or after the Base Term Commencement Date. Notwithstanding the foregoing limitation on recourse to other assets of the Lessee, (1) the Lessor shall have the right to proceed against the Leased Property and to exercise any and all rights and remedies under the Security Documents and to sell or lease the Leased Property (or any parts thereof) and to recover the remaining outstanding Lease Balance and all other amounts due and owing hereunder from the proceeds of any sale, lease or other disposition thereof, and (2) subject to Section 7.1(f) of the Participation Agreement, each Indemnitee shall have the right to seek indemnification from the Lessee for any Claim and regarding Taxes pursuant to the indemnity sections of the Participation Agreement.

SECTION 18.6.    Phase I Environmental Report.

Upon the occurrence of an Event of Default, the Lessee at Lessor’s request shall furnish to the Lessor a current Phase I environmental assessment report for the Leased Property (and such other reports that may be reasonably required or recommended under such report) dated, commenced and completed no earlier than forty-five (45) days from and after the date of occurrence of the Event of Default and in form and substance reasonably satisfactory to the Lessor, from an environmental consultant selected by the Lessee and approved by the Lessor as to the environmental conditions with respect to the Leased Property. The obligations of the Lessee under this Section 18.6 shall survive the termination of this Lease.

ARTICLE XIX
RIGHT TO CURE

If any Event of Default shall be continuing and in the Lessor’s reasonable judgment the Lessee is not acting diligently and appropriately to cure such Event of Default, the Lessor may, but shall not be obligated to, on five (5) Business Days’ prior notice to the Lessee (except in the event of an emergency, in which case only one (1) Business Day’s prior notice shall be required), cure such Event of Default and the Lessor shall not thereby be deemed to have waived any default caused by such failure to cure, and the amount of any such payment and the amount of any expenses of the Lessor (including attorneys’ fees and expenses) incurred in connection with such cure, together with interest thereon at the Overdue Rate, shall be deemed Supplemental Rent, payable by the Lessee to the Lessor upon demand.

ARTICLE XX

EARLY TERMINATION OPTION AND OBLIGATION TO PURCHASE

SECTION 20.1.    Early Termination Option.

Without limitation of the Lessee’s purchase obligation pursuant to Section 20.2, the Lessee may, at its option, on any Payment Date following the second anniversary of the Base Term Commencement Date but at least one hundred eighty (180) days prior to the Return Date, purchase all, but not less than all, of the Leased Property (the “Early Termination Option”) at a price equal to the Purchase Amount. In order to exercise its option to purchase the Leased Property pursuant to this Section 20.1, the Lessee shall give the Lessor not less than thirty (30) days’ prior written notice of such election which election shall be irrevocable when made. Upon receipt of the Purchase Amount, the Leased Property shall be transferred to the Lessee (or its designee) pursuant to Section 23.11 whereupon this Lease shall terminate except for such provisions which expressly survive such a termination.

SECTION 20.2.    Required Purchase.

On or after the Base Term Commencement Date and so long as the Lessor has not exercised any other remedy inconsistent therewith, the Lessee shall be obligated to purchase the Leased

Property for the Purchase Amount automatically and without notice upon the occurrence of any Event of Default described in clauses (h) or (i) of Article XVII and upon receipt of the Purchase Amount the Leased Property shall be transferred to the Lessee (or its designee) pursuant to Section 23.11  whereupon this Lease shall terminate except for such provisions which expressly survive such a termination.

ARTICLE XXI

END OF TERM OPTIONS

SECTION 21.1.    End of Term Options

At least one hundred and eighty (180) days prior to the Return Date, the Lessee shall, by delivery of an irrevocable written notice to the Administrative Agent, exercise one of the following options:

(a)        Purchase for cash for the Purchase Amount all, but not less than all, of the Leased Property then subject to this Lease on the last day of the Lease Term (the “Purchase Option”); and if the Lessee shall have elected the Purchase Option, upon the payment to the Lessor of the Purchase Amount, the Leased Property shall be transferred to the Lessee (or its designee or assignee provided that the Lessee shall remain primarily liable for all payments due in respect of the Purchase Option election) pursuant to Section 23.11 whereupon this Lease shall terminate except for such provisions which expressly survive such a termination; or

(b)        Provided no Default or Event of Default shall be continuing, return the Leased Property to the Lessor at the end of the scheduled expiration date of the Lease Term (the “Return Option”). The Return Option shall be conditioned upon and subject to the fulfillment by the Lessee of each of the terms and conditions set forth in Article XXII and, thereafter, the Lessee shall have no further obligations to pay Basic Rent or the remaining Lease Balance. The Lessee shall not enter into any additional subleases or renew any subleases with respect to the Leased Property following the Lessee’s election of the Return Option. Following the Lessee’s election of the Return Option, the Lessee shall not remove any Alterations.

SECTION 21.2.    Election of Options.

In the event the Lessee fails to make a timely election under Section 21.1 hereof, the Lessee shall be deemed to have elected the Purchase Option. The Lessee may not elect the Return Option if there exists on the date the election is made or prior to the Lease Expiration Date a Default, an Event of Default, an Event of Loss, an Event of Taking, a Casualty or a Condemnation.

ARTICLE XXII
RETURN OPTION

SECTION 22.1.    Return Option Procedures.

(a)        If the Lessee elects the Return Option, and the Lessor elects to require the Lessee to offer to assign Lessor’s Ground Lease interests and to sell the Facility, at the option of the Lessor, (x) the purchaser shall be reasonably entitled (whether on or before the Return Date or thereafter) to (i) (A) be granted a ground lease in lieu of the Ground Lease, from the Lessee, as ground lessor, substantially in the form of such Ground Lease, as modified by the Estoppel Certificate (the “Third Party Ground Lease”), free and clear of any Lien other than the Liens created pursuant to the Additional Easement, Lessor Liens, the Liens set forth on Schedule III to the Participation Agreement and any Liens arising after the Closing Date which have been expressly approved by the Participants in accordance with the Operative Documents (the “Return Option Liens”), which leasehold estate shall be evidenced of record by a memorandum of the Third Party Ground Lease in form and substance reasonably acceptable to Lessee as ground lessor and such purchaser, and the Ground Lessor acknowledge that the Facility and other improvements on the Site shall not revert to the Ground Lessor until the expiration or termination of the Third Party Ground Lease, and (B) if not otherwise provided in the Third Party Ground Lease, be granted easements on portions of the Overall Parcel (the “Additional Easement”) to (i) enable the purchaser to reasonably operate and have access over and use of paths, lots (including parking lots) and private ways necessary to ensure the continued operation of the Facility, or (ii) remain in compliance with Applicable Laws and Regulations including, without limitation, zoning ordinances and the California Subdivision Map Act, as applicable, which easement shall not be a “blanket easement” and is in all other respects reasonably acceptable to Lessor and Ground Lessor (which obligation of the Lessee to grant or cause to be granted such Third Party Ground Lease and Additional Easement hereunder shall survive the termination of this Lease) provided, however, to the extent necessary to enable Ground Lessor to reasonably operate improvements located on the Overall Parcel other than the Site, Lessor or such purchaser shall grant an easement over the Site in favor of the Ground Lessor, which easement shall not be a “blanket easement” and shall be in all other respects reasonably acceptable to Lessor and Ground Lessor (which obligation of Lessor or such purchaser to grant or cause to be granted such Third Party Ground Lease and Additional Easement hereunder shall survive the termination of this Lease), or (ii) be assigned the rights of the Lessor, as lessee under the Ground Lease, for the remaining term thereof, free and clear of any Lien other than the Return Option Liens and be granted the Additional Easement (which obligation of the Lessee to grant the Additional Easement hereunder shall survive the termination of this Lease), and (y) the Lessee shall use commercially reasonable efforts as non-exclusive agent for the Lessor to remarket the Leased Property and obtain the highest all cash purchase price for the sale of the Facility and the leasehold interests in the Site from the date of such request to the Return Date, subject to any extension thereof pursuant to Section 22.4(b). In the event the Lessee receives any bid, the Lessee shall within five (5) Business Days after receipt thereof and, at least twenty (20) Business Days prior to the Return Date, certify to the Lessor in writing the amount and terms of such bid and the name and address of the party (provided, such party shall not be (x) the Lessee or any Affiliate of the Lessee, or (y) any Person with whom the Lessee has an understanding or arrangement regarding their future use, possession or ownership of the Leased Property or the Lessor’s other rights, title and interest in and to the Leased Property, unless, in the case of the foregoing subsections (x) or (y) the sum of (i) the Sale Proceeds pursuant to a proposed bid which the Lessee desires to accept plus (ii) the Return Price Recourse Deficiency Amount (as set forth in the Lease Supplement hereto) plus (iii) any amount payable pursuant to Section 7.7 of the Participation Agreement is equal to or greater than the Lease Balance; provided further, such party may be the Lessor, any Affiliate thereof, or any other Person contacted by the Lessor (other than as referenced in the foregoing subsections (x) or (y))) submitting such bid, and the Lessee and any ground Lessee or sublessee shall confirm in writing both to the Lessor and to the bidder that it will surrender and vacate the Facility and take such reasonable steps as may be required to grant to the bidder the Third Party Ground Lease on or before the Return Date.

If the sum of (i) the Sale Proceeds pursuant to a proposed bid which the Lessee desires to accept plus (ii) the Return Price Recourse Deficiency Amount plus (iii) any amount payable pursuant to Section 7.7 of the Participation Agreement is equal to or greater than the Lease Balance, then the Lessee shall determine and accept the winning bid; otherwise, the Lessor shall have the right, in its sole and absolute discretion, to consent to such sale and the Lessor shall have the right, in its sole and absolute discretion to accept or reject any bid so presented by the Lessee to the extent any portion of its Lessor Investment would remain unpaid. Unless pursuant to the terms of the bid submitted, the Sale Proceeds shall exceed the aggregate outstanding Lease Balance as of the Return Date, any Participant may submit a bid to the Lessee not later than five (5) Business Days prior to the Return Date. As non-exclusive selling agent, Lessee’s expenses and the out-of-pocket expenses incurred by the Lessor and each other Participant in connection with any such bidding and sale process pursuant to this Section 22.1 as well as all costs and expenses incurred by any party (including a buyer or potential buyer) to the extent the Lessor and the Lessee have agreed to such payment to place the Leased Property and the Site in the condition required by Section 9.1, shall be deducted from the Sale Proceeds.

(b)        On or before the Return Date, (i) the Lessee shall (a) prepare, in form and substance reasonably satisfactory to the lessee under the Ground Lease or Third Party Ground Lease an acknowledgement that the Facility and other improvements on the Site shall not revert to the Ground Lessor until the expiration or termination of the Third Party Ground Lease or the Ground Lease, (b) transfer all of the Lessee’s right, title and interest in and to the Leased Property hereunder, to the extent required by the bidder, if any, which shall have submitted the bid (if any) accepted pursuant to Section 22.1(a), in the same manner and in the same condition and otherwise in accordance with all of the terms of this Lease; and (c) if applicable, prepare, in form and substance reasonably satisfactory to the purchaser of the Facility under Section 22.1(a), a Third Party Ground Lease and the Additional Easement; (ii) subject to the prior or current payment by the Lessee of all amounts due under clause (iii) of this sentence, the Lessor shall comply with any conditions to transfer set forth in Section 22.2 and the transfer provisions of Section 23.11 in order to transfer its interests in the Leased Property for cash to such bidder; (iii) the Lessee, as non- exclusive selling agent, shall simultaneously pay to the Lessor all of the amounts required pursuant to Section 22.3; (iv) after payment in full of all amounts owing to the Lessor hereunder and under the terms of the bid, this Lease shall terminate; and (v) subject to the conditions set forth in subsection (d) below, at least thirty (30) days prior to the Return Date, Lessor and Lessee shall enter into the Additional Easement; provided, however, that any return of the Leased Property under a Return Option shall be conditioned upon the absence of any Default or Event of Default on the Return Date (in which case, this subsection will not apply and the Lessee shall be responsible for the Lease Balance (and, in the case where the Lease Balance is paid, the Lessor shall convey to the Lessee or its designee the Leased Property in accordance with Section 23.11)). Neither the Administrative Agent nor any Participant shall have any responsibility for procuring any purchaser; provided, however, that the Lessor and its designees may, at the direction of the Required Participants, engage in activities to market and sell the Leased Property so long as such activities do not conflict with Lessee’s remarketing activities. Any such activities undertaken by the Lessor pursuant to this Section 22.1 shall be at the Lessee’s sole cost and expense (which shall be deducted from the Sale Proceeds in accordance with the foregoing) and shall not change the

Lessee’s obligations, as non-exclusive selling agent, under this Section 22.1 or during the Extended Remarketing Period (as defined in Section 22.4) to use commercially reasonable efforts, as non-exclusive selling agent, to sell the Leased Property in accordance with the requirements of this Article XXII.

(c)        On the Return Date, the Lessor or any purchaser of the Leased Property, if sold, shall pay to the Lessee the Fair Market Rental Value of the Site subject to the Ground Lease or Third Party Ground Lease for the remainder of the term of the Ground Lease or the term of the Third Party Ground Lease, commencing on the Lease Expiration Date. Such amount shall not affect the calculation of any other amount owed by any party to the Operative Documents and shall be paid by wire transfer to the Lessee at such place as the Lessee shall specify in writing to the Lessor pursuant to Schedule 11 to the Participation Agreement. The term “Fair Market Rental Value of the Site” means the value for the Site that would be obtained in an arm’s-length transaction for the leasing of such portion of the Site for the remainder of the term of the Ground Lease or the term of the Third Party Ground Lease, between an informed and willing lessee-user (other than a lessee currently in possession) under no compulsion to lease and an informed and willing lessor under no compulsion to lease, as the same shall be specified by agreement between the Lessor and the Lessee or, if not agreed to by Lessor and the Lessee, upon the election of the Return Option, within a period of fifteen (15) days after either party requests the determination, then as specified in an appraisal mutually agreed to by two real estate appraisers, one of which shall be appointed by the Lessor and the other of which shall be appointed by Lessee, or, if such appraisers cannot agree on such appraisal, an appraisal arrived at by a third independent real estate appraiser chosen by the mutual consent of the two appraisers, or if they do not agree, appointed by the American Arbitration Association. If either party should fail to appoint an appraiser within fifteen (15) days of receiving notice of the appointment of an appraiser by the other party, then such appraisal shall be made by the appraiser appointed by the first party. If the two appraisers cannot agree on such appraisal and fail to appoint a third appraiser within fifteen (15) days after the appointment of the second appraiser, then either party may apply to the American Arbitration Association to make such appointment. The appraisal shall be completed within thirty (30) days of the appointment of the last appraiser appointed and before the consummation of the Return Option.

SECTION 22.2.    Sale.

The Lessee, as non-exclusive selling agent for Lessor, shall, on the Return Date, at the Lessee’s own expense (without right of reimbursement therefor out of gross sale proceeds), ensure that the Leased Property as so transferred is (i) free and clear of all Liens, other than Permitted Liens described in clauses (a) (but excluding any such rights and interests of the Lessee referenced therein) or (b) of the definition thereof and (ii) (A) in the condition required by the terms of this Lease, (B) without any parties in possession claiming relief or exemption from judicial execution, and (C) in compliance with all Applicable Laws and Regulations. The Lessee, as non-exclusive selling agent, shall obtain all necessary Governmental Actions and make all governmental filings required by the Lessee or the Lessor in connection with any sale and grant of rights. The Lessee, as non-exclusive selling agent, shall cooperate with the purchaser of the Leased Property in order to facilitate the transfers of the ownership and operation of the Leased Property by such purchaser after the date of the sale or transfer, including providing all books, reports and records regarding the maintenance, repair and ownership of the Leased Property, permitting inspection of the Leased

Property by the Lessor, the Administrative Agent and any potential purchasers, granting or assigning all licenses that are assignable and necessary for the operation of the Leased Property and cooperating in seeking and obtaining all necessary Governmental Actions, and otherwise doing all things reasonably necessary to sell and deliver possession of the Leased Property to any purchaser. The Lessee shall also, on the Return Date, vacate and cause any sublessee to vacate the Leased Property in accordance with Section 22.5. As a further condition to the Lessee’s rights hereunder, the Lessee shall pay the total cost for the completion of all Alterations commenced after the Base Term Commencement Date and prior to the Return Date and, subject to the Lessee’s right to use applicable insurance proceeds as set forth in Article XIII hereof, for the repair and rebuilding of the affected portions of the Leased Property suffering a Casualty or a Condemnation after the Base Term Commencement Date. Such Alterations and all such repairs and rebuilding shall be completed prior to the Return Date. Prior to the Return Date, the Lessee (or the independent purchaser) shall furnish to the Administrative Agent, the Collateral Agent, the Participants and the independent purchaser hereunder a reasonably current Phase II environmental assessment report for the Leased Property (and such other reports that may be required or recommended under such report) dated, commenced and completed no earlier than forty-five (45) days prior to the Return Date and in form and substance satisfactory to the Lessor in its reasonable discretion, from an environmental consultant reasonably selected by the Lessee and approved by the Lessor, certifying that (x) there exists no contamination with respect to the Leased Property that would adversely affect the fair market value, marketability, utility, useful life or functional capability of the Leased Property or have any adverse effect on the Lessor and (y) there are no environmental remediation requirements with respect to the Leased Property, which certificate shall be addressed to each such party in form and substance satisfactory in the reasonable discretion of such purchaser, the Administrative Agent and the Participants. The obligations of the Lessee under this Section 22.2 shall survive the Maturity Date or the expiration or termination of this Lease.

Unless the Lessee shall have exercised or been deemed to have exercised its Purchase Option, the Lessor shall be entitled to perform such investigation, including obtaining reports of engineers and other experts as to the condition and state of repair and maintenance of the Leased Property and the Site required by this Section 22.2 and as to the compliance of the Leased Property, such land and the Site with Applicable Laws and Regulations including Environmental Laws, as it deems appropriate. The Lessee, at its sole cost and expense (without right of reimbursement therefor out of gross sale proceeds but, subject to the Lessee’s right to use applicable insurance and condemnation proceeds as set forth in Article XIII hereof), shall cause the repair or other remediation of any discrepancies between the actual condition of the Leased Property and the Site and the condition required under this Lease, such repair or remediation to be completed not later than the Return Date.

SECTION 22.3.    Application of Sale Proceeds and Recourse Payments.

(a) On the Return Date, in connection with the Lessee’s exercise of the Return Option, the Lessee shall pay to the Lessor all Rent then due together with all other amounts due and payable by the Lessee to any Indemnitee. The Lessee also shall cause to be paid to the Lessor, from the aggregate Sale Proceeds (after application of gross sale proceeds to payment of any deed or transfer tax thereon to the extent not paid by the purchaser thereof and payment or reimbursement to the Lessee, the Lessor and any other party (including a buyer or potential buyer) to the extent the Lessor and the Lessee have agreed to such payment for any costs or expenses incurred by the

Lessee, the Lessor or such other party in connection with the actions required under this Article XXII, excluding any provision of Article XXII which expressly specifies that the Lessee’s costs shall not be reimbursable out of gross sale proceeds), the aggregate outstanding Lease Balance as of the Return Date (as determined after the payment of all Rent due on such date). If the Sale Proceeds exceed the Lease Balance as of the Return Date, the Lessee shall retain or be entitled to receive the portion of the Sale Proceeds in excess thereof. If the Sale Proceeds are less than the aggregate outstanding Lease Balance, the Lessee shall pay or shall cause to be paid to the Lessor, as Supplemental Rent, on the Return Date, in addition to the Sale Proceeds, an additional amount (the “Deficiency”) equal to the lesser of (x) the amount that the Lease Balance exceeds the Sale Proceeds or, (y) provided no Default or Event of Default is continuing (in which case, this clause (y) will not apply and the Lessee shall be responsible for the Lease Balance (and, in the case where the Lease Balance is paid, the Lessor shall convey to the Lessee or its designee the Leased Property in accordance with Section 23.11)), the Return Price Recourse Deficiency Amount.

(b) The obligation of the Lessee to pay the amounts determined pursuant to Sections 22.3(a) and 22.4 shall be recourse obligations of the Lessee, and such payments by the Lessee shall not limit any other obligation of the Lessee under the Operative Documents, including pursuant to Article VII of the Participation Agreement.

SECTION 22.4.    Failure to Sell Leased Property.

If the Leased Property shall not have been sold on or prior to the Return Date, in accordance with and subject to the provisions of this Article XXII, then the Lessee and the Lessor hereby agree as follows:

(a)        The Lessee shall pay to the Lessor on the Return Date an amount equal to the Return Price Recourse Deficiency Amount plus all other Rent then due under this Lease and the other Operative Documents or, in the event a Default or Event of Default shall be continuing on such date, the Lease Balance and, in the case where the Lease Balance is paid, the Lessor shall convey to the Lessee or its designee the Leased Property in accordance with Section 23.11 whereupon this Lease shall terminate except for such provisions which expressly survive such a termination.

(b)        To the extent that the Lessor has required the Lessee to remarket the Leased Property, at the option of the Lessor, the Lessee shall be required to continue using commercially reasonable efforts as non-exclusive agent for the Lessor to sell the Leased Property in accordance with this Article XXII for the period (the “Extended Remarketing Period”) commencing on the Return Date and ending on the earliest of (i) the sale of the Leased Property in accordance with the provisions of this Article XXII or such earlier date as the Lessor has received payment in full of the Lease Balance and all accrued and unpaid Rent, (ii) the delivery of a written notice from the Lessor to the Lessee at any time terminating this Lease, which notice shall indicate that such termination is being made pursuant to this Section 22.4(b)(ii) and the date such termination shall be effective, (iii) the delivery of a written notice from the Lessee to the Lessor pursuant to which the Lessee notifies the Lessor of its election to terminate the Extended Remarketing Period; and (iv) the end of the twelfth month following the Return Date. The notice given by the Lessee pursuant to this Section 22.4(b)(iii) shall indicate that it is being made pursuant to this Section 22.4(b)(iii) and shall set forth the date of termination of the Extended Remarketing Period; provided, however, in no event shall such termination date occur prior to the ninth (9th) month following the Return Date. On the last day of the Extended Remarketing Period, if the Leased Property has not been sold during the Extended Remarketing Period in accordance with this Article XXII, the Lessee shall also make the payments required under Section 22.4(a), to the extent not already paid under such Section. Nothing in this Section 22.4 shall adversely affect any other rights the Lessor may have to terminate this Lease pursuant to any other Section of this Lease or the Lessor’s right to pursue any remedy hereunder as a result of an Event of Default arising as a result of the Lessee’s failure to comply with the requirements set forth herein including, without limitation, pursuant to Article XVII or the Lessee’s obligation to pay amounts arising under Article VII of the Participation Agreement.

(c)        Following the expiration of the Extended Remarketing Period (or, if not so elected by the Lessor, following the Return Date) and the absence of any sale of the Leased Property, the Lessor may sell the Leased Property and require that the Lessee (pursuant to documents reasonably acceptable to the Lessee and the purchaser of the Leased Property) (1) (x) grant a Third Party Ground Lease and grant the Additional Easement, (y) consent to Lessor’s assignment of the rights of the Lessor, as lessee under the Ground Lease, or (z) consent to Lessor’s lease of the Leased Property and the Lessor’s other interest in and to the Leased Property to any third party at such reasonable times and for such amounts as the Lessor deems commercially reasonable and appropriate, and (2) facilitate the transfers of the ownership, leasing and operation of the Leased Property to Lessor or any third party designated by the Lessor including providing all books, reports and records regarding the maintenance, repair and ownership of the Leased Property, granting or assigning all licenses necessary for the operation of the Leased Property and cooperating in seeking and obtaining all necessary Governmental Actions and otherwise doing all things reasonably necessary to convey and deliver possession of the Leased Property to any such Person in order to maximize the Lessor’s opportunity to recover the Lease Balance and the Lessor shall not have any obligation to account to the Lessee for, and the Lessor shall be entitled to retain, any Sale Proceeds or other amounts recovered from the sale or other disposition or lease of the Leased Property following such termination (whether or not in the excess of the Lease Balance). The Lessor’s appointment of the Lessee as the Lessor’s non-exclusive agent to use commercially reasonable efforts to obtain the highest all-cash price for the purchase of the Leased Property and the Lessor’s interest therein shall not restrict the Lessor’s right to market or lease the Leased Property and the Lessor’s interest in the Leased Property, to retain one or more sales agents or brokers (with the costs and expenses thereof being paid out of the Sale Proceeds, as provided in Sections 22.1(a) and 22.3(a) hereof), or the right of any Participant to submit or cause to be submitted bids for the Leased Property and the Lessor’s other interest in and to the Leased Property in the manner contemplated by Section 22.1. Upon such sale, assignment and transfer of the Leased Property, the Lessee’s possession under this Lease shall terminate; provided that any provisions hereof that expressly survive the expiration or other termination of this Lease shall survive such termination.

(d)        The Lessor reserves all rights under this Lease and the other Operative Documents arising out of the Lessee’s breach of any provisions of this Lease (including this Article XXII), whether occurring prior to, on or after the Return Date, including the Lessee’s breach of any of its obligations under this Article XXII, including the right to sue the Lessee for damages.

(e)        To the greatest extent permitted by law, the Lessee hereby unconditionally and irrevocably waives any right, and releases the Lessor from any related obligation, to require the

Lessor at any time prior to the Return Date or the last day of the Extended Remarketing Period, as applicable, to market the Leased Property and the Lessor’s other interest in and to the Leased Property at all or for any minimum purchase price or on any particular terms and conditions. The Lessee hereby agrees that if the Lessee shall elect the Return Option, its ability to sell the Leased Property and the Lessor’s other interest in and to the Leased Property on or prior to the Return Date, and to cause any Person to submit a bid to the Lessor pursuant to Section 22.1 shall constitute full and complete protection of the Lessee’s interest hereunder.

SECTION 22.5.    Surrender and Return.

(a)        Upon the expiration or earlier termination of the Lease Term, and provided that the Lessee, if so entitled, has not exercised its option to purchase the Leased Property or to renew this Lease, the Lessee shall peaceably leave and surrender and return the Leased Property to the Lessor in the same condition in which the Leased Property existed on the Closing Date and such subsequent date on which the Facility thereon (including any Alterations that constitute part of the Facility) was constructed pursuant to the Construction and Development Agreement, except as completed, repaired, rebuilt, restored, altered or added to as required by or permitted by any provision of this Lease (ordinary wear and tear excepted). The Lessee shall remove from the Leased Property on or prior to such expiration or earlier termination all property situated thereon which is not the property of the Lessor and the Leased Property shall be clean and the Lessee shall repair any damage caused by such removal. Leased Property not so removed shall become the property of the Lessor and the Lessor may cause such property to be removed from the Leased Property and disposed of, and the Lessee shall pay (without right of reimbursement out of gross sale proceeds) the reasonable cost of any such removal and disposition and of repairing any damage caused by such removal. Notwithstanding the foregoing, if the Lease is terminated early due to an Event of Default, then Lessee shall have a period of thirty (30) days to remove any property that is not part of the Leased Property other than such property the removal of which would result in a violation of Applicable Laws and Regulations. The Lessee shall at its expense repair any damage to the Leased Property caused by the removal of such property.

(b)        Except for surrender upon the expiration or earlier termination of the Lease Term hereof, no surrender to the Lessor of this Lease or of the Leased Property shall be valid or effective unless agreed to and accepted in writing by the Lessor.

(c)        Without limiting the generality of the foregoing, upon the surrender and return of the Leased Property to the Lessor pursuant to this Section 22.5, (i) the Leased Property shall be (x) capable of being immediately utilized by a third-party purchaser or third-party lessee without further inspection, repair, replacement, alterations or improvements, licenses, permits, or approvals, except for any of the foregoing required solely by virtue of the change in ownership (other than to the Lessor), use or occupancy of the Leased Property, (y) in accordance and compliance with all Applicable Laws and Regulations including, without limitation, any of the foregoing required by virtue of a change in ownership, use or occupancy of the Leased Property other than to the Lessee, and (z) free and clear of any Lien and (ii) the Facility shall have been Completed. Until the Leased Property has been surrendered and returned to the Lessor in accordance with the provisions of this Section 22.5 and subject to Article XVIII hereof, the Lessee shall continue to pay the Lessor all Basic Rent and Supplemental Rent due hereunder.

(d)        The Lessee acknowledges and agrees that a breach of any of the provisions of this Section 22.5 may result in damages to the Lessor that are difficult or impossible to ascertain and that may not be compensable at law. Accordingly, upon application to any court of equity having jurisdiction over the Leased Property or the Lessee, the Lessor shall be entitled to a decree against the Lessee requiring specific performance of the covenants of the Lessee set forth in this Section 22.5.

(e)        Upon the request of the Lessor, the Lessee shall continue to maintain its insurance policies for the Leased Property, to the extent permitted by such policies, provided that the Lessor pays or reimburses the Lessee for the pro rata cost thereof.

ARTICLE XXIII
MISCELLANEOUS

SECTION 23.1.    Binding Effect; Successors and Assigns; Survival.

The terms and provisions of this Lease, and the respective rights and obligations hereunder of the Lessor and the Lessee shall be binding upon them and their respective successors, legal representatives and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents), and inure to their benefit and the benefit of their respective permitted successors, legal representatives and assigns (including, in the case of the Lessor, any Person to whom the Lessor may transfer the Leased Property or any interest therein in accordance with the provisions of the Operative Documents).

SECTION 23.2.    Severability.

Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction, and the Lessee shall remain liable to perform its obligations hereunder except to the extent of such unenforceability. To the extent permitted by Applicable Laws and Regulations, the Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

SECTION 23.3.    Notices.

Unless otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be in writing and shall be delivered and shall be deemed to have been given in accordance with Section 9.3 of the Participation Agreement. The parties shall copy the Administrative Agent, the Collateral Agent and the Rent Assignees on all notices, requests, demands or other written communications made hereunder.

SECTION 23.4.    Amendment; Complete Agreements.

Neither this Lease or any other Operative Document nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of the Participation Agreement. This Lease, together with the other Operative Documents, is intended by the parties as a final expression of their agreement and as a complete and exclusive statement of the terms thereof, all negotiations, considerations and representations between the parties having been incorporated herein and therein. No course of prior dealings between the parties or their officers, employees, agents or Affiliates shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease or any other Operative Document. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties or their Affiliates shall not be relevant or admissible to determine the meaning of any of the terms of this Lease or any other Operative Document. No representations, undertakings, or agreements have been made or relied upon in the making of this Lease other than those specifically set forth in the Operative Documents.

SECTION 23.5.    Headings.

The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

SECTION 23.6.    Original Executed Counterpart.

The single executed original of this Lease containing the receipt of the Lessor therefor on or following the signature pages thereof shall be the “original executed counterpart” of this Lease. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be created through the transfer or possession of any counterpart other than the “original executed counterpart.”

SECTION 23.7.    Governing Law.

THIS LEASE HAS BEEN DELIVERED IN, AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES (EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EXCEPT TO THE EXTENT THAT THE LAWS OF THE STATE WHERE THE SITE IS LOCATED ARE REQUIRED TO APPLY.

SECTION 23.8.    No Joint Venture.

Any intention to create a joint venture or partnership relation hereunder or pursuant to any other Operative Document between the Lessor and the Lessee is hereby expressly disclaimed.

SECTION 23.9.    No Accord and Satisfaction.

The acceptance by the Lessor of any sums from the Lessee (whether as Basic Rent or otherwise) in amounts which are less than the amounts due and payable by the Lessee hereunder is not intended, nor shall be construed, to constitute an accord and satisfaction of any dispute between the Lessor and the Lessee regarding sums due and payable by the Lessee hereunder, unless the Required Participants specifically deem it as such in writing.

SECTION 23.10. Survival.

The termination of this Lease pursuant to Section 18.1 shall in no event relieve the Lessee of its liabilities and obligations hereunder or under any other Operative Document which accrued prior to such termination, all of which shall survive any such termination. The extension of any applicable statute of limitations by the Lessee, any Participant or any other Indemnitee shall not affect such survival.

SECTION 23.11. Transfer of Leased Property.

Except as provided in Article XXII, any sale or transfer of the Leased Property pursuant to this Lease (excluding for this purpose any transfer pursuant to Section 6.3(b) of the Participation Agreement, unless such transfer is made after the occurrence and during the continuance of any Default or Event of Default) shall be at the Lessee’s expense. Upon receipt by the Lessor of payment in full of the Purchase Amount pursuant to the applicable provision of this Lease (but subject to the proviso in Section 18.1(a)(iii)(B)(1) hereof) (i) the Leased Property shall be transferred to the Lessee or any designee it may identify, and (ii) upon request of Lessee, the interest in the Site granted by the Ground Lease shall be terminated by the filing of the Ground Lease Release.

Any transfer of the Lessor’s interest in and to the Leased Property pursuant to this Lease shall be transferred on an “as is, where is, with all faults” basis, without covenants or warranties of title and without recourse, representation or warranty of any kind, other than with respect to the Lessor, the absence of Lessor Liens, and together with the due assumption by the Lessee (or its designee), of, and due release of the Lessor from, all obligations relating to the Leased Property. In connection with any transfer to an independent third party, the Lessee shall, or shall ensure that its designee shall, execute and deliver such documents, certificates and estoppels as may be required to facilitate the transfer of the Leased Property. Any provision in this Lease or other Operative Document to the contrary notwithstanding, no transfer of the Leased Property to the Lessee or to a third party buyer pursuant to the Purchase Option, the Return Option or otherwise shall be made until the Participants have received all Rent and other amounts then due and owing by the Lessee hereunder and under the other Operative Documents and no designation by the Lessee of a third party buyer shall relieve it of any its obligations hereunder or under the other Operative Documents. At or subsequent to the transfer or return of all or any of the Leased Property to a third party buyer pursuant to the Return Option, the Lessee will provide the Lessor with such lien and title searches as the Lessor may reasonably request to demonstrate to the Lessor’s satisfaction that the Leased Property is subject to no Liens other than Permitted Liens as described in clauses (a) (but excluding any such rights and interests of the Lessee referenced therein) or (b) of the definition thereof. Notwithstanding anything contained herein or in the other Operative

Documents to the contrary, any obligation of the Lessor to transfer any assets to the Lessee shall be satisfied by a transfer of such assets to any designee selected by it.

SECTION 23.12. Enforcement of Certain Warranties.

Lessor hereby assigns, without recourse or warranty whatsoever, to Lessee, all warranties related to the construction of the Facility. Such assignment shall remain in effect until the expiration or termination of this Lease. Lessor shall also retain the right to enforce any warranties assigned in the name of Lessee upon the occurrence of an Event of Default. Lessor hereby agrees to execute and deliver at Lessee’s expense such further documents, including powers of attorney, as Lessee may reasonably request in order that Lessee may have the full benefit of the assignment effected or intended to be effected by this Section 23.12. Upon the termination of this Lease, the warranties hereby assigned shall automatically revert to Lessor or be transferred to Lessee or its designee in accordance with Section 23.11. The foregoing provision of reversion shall be self-operative and no further instrument of reassignment shall be required. In confirmation of such reassignment to Lessor or assignment to Lessee in connection with a transfer under Section 23.11, Lessee or Lessor, as applicable, shall execute and deliver promptly any certificate or other instrument which other may reasonably request. Any monies collected by Lessee under any of the warranties after the occurrence of and during the continuation of an Event of Default shall be held in trust by Lessee and promptly paid over to Lessor to be held in trust in accordance with Section 23.13.

SECTION 23.13. Security Interest in Funds.

As long as a Material Default or Event of Default shall be continuing, any amount that would otherwise be payable to the Lessee under the Operative Documents shall be paid to or retained by the Lessor (including amounts to be paid to the Lessee pursuant to Article XIII or Section 23.12) as security for the performance by the Lessee in full of its obligations under this Lease and the other Operative Documents, and it may be applied to the obligations of the Lessee hereunder and under the other Operative Documents and distributed pursuant to Section 18.2. At such time as no Material Default or Event of Default shall be continuing, such amounts, net of any amounts previously applied to the Lessee’s obligations hereunder or under any other Operative Documents, shall be paid to the Lessee. Any such amounts which are held pending payment to the Lessee or application hereunder shall be invested by the Lessor as directed from time to time in writing by the Lessee, and at the expense and risk of the Lessee, in Permitted Investments. Any gain (including interest received) realized as the result of any such investment (net of any fees, commissions and other expenses, if any, incurred in connection with such investment) shall be applied from time to time in the same manner as the principal invested. The Lessor shall not be liable for any losses on such investments or for any failure to make any investment.

SECTION 23.14. Quiet Enjoyment.

Lessor covenants that it will not interfere in Lessee’s quiet enjoyment of the Leased Property in accordance with this Lease during the Base Term so long as no Event of Default is continuing. Such right of quiet enjoyment is independent of, and shall not affect, Lessor’s rights otherwise to initiate legal action to enforce the obligations of Lessee under this Lease during the continuance of an Event of Default.

SECTION 23.15. Submission to Jurisdiction.

EACH OF THE LESSOR AND THE LESSEE IRREVOCABLY AND UNCONDITIONALLY:

(a)        SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LEASE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE SOLE, EXCLUSIVE GENERAL JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, AND APPELLATE COURTS FROM ANY THEREOF;

(b)        CONSENTS THAT ANY SUCH ACTION OR PROCEEDINGS MAY BE BROUGHT TO SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT FORUM AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c)        AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH ON SCHEDULE II TO THE PARTICIPATION AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTIES HERETO SHALL HAVE BEEN NOTIFIED PURSUANT TO SECTION 9.3 OF THE PARTICIPATION AGREEMENT; AND

(d)        AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 23.16. Jury Trial.

EACH OF THE LESSOR AND THE LESSEE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS LEASE OR ANY OTHER OPERATIVE DOCUMENT AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

SECTION 23.17. Payments.

All payments to be made by the Lessee hereunder shall be made to the Lessor or the Administrative Agent, as the case may be, in Dollars in immediately available and freely transferable funds at the place of payment, all such payments to be paid without setoff, counterclaim or reduction and without deduction for, and free from, any and all present or future taxes, levies, imposts, duties, fees, charges, deductions, withholding or liabilities with respect thereto or any restrictions or conditions of any nature. If the Lessee is required by law to make any deduction or withholding on account of any tax or other withholding or deduction from any sum payable by the undersigned hereunder, the Lessee shall pay any such tax or other withholding or deduction and shall pay such additional amount necessary to ensure that, after making any payment, deduction or withholding, the recipient thereof shall receive and retain (free of any liability in respect of any payment, deduction or withholding) a net sum equal to what it would have received and so retained hereunder had no such deduction, withholding or payment been required to have been made, which payment or withholding is made subject to the limitations set forth in Sections 7.2(a)(iii) and 7.6 of the Participation Agreement, reimbursement obligations of Indemnitees set forth in Sections 7.2(a)(iii), 7.2(e) and 7.2(f) of the Participation Agreement and other rights of the Lessee set forth in Sections 7.2(e), 7.2(f) and 7.6 of the Participation Agreement.

SECTION 23.18. Nature of Transaction.

It is the intention of the parties that the Overall Transaction constitutes an operating lease for purposes of the Lessee’s financial reporting under GAAP provisions relating to leases and variable interest entities including without limitation the Accounting Standards Codification (“ASC”) 810-10-55, ASC 840 (including ASC 840-10, ASC 840-20 and 840-40) and, once applicable, ASC 842 (including 842-10 and 842-40-55).

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have each caused this Amended and Restated Lease to be duly executed and delivered by their respective representatives thereunto duly authorized as of the day and year first above written.

BANKERS COMMERCIAL CORPORATION,
AS THE LESSOR

By:	/s/ Michael Irwin
Name: Michael Irwin
Title: Managing Director

[THIS IS COUNTERPART NO._ OF _ ORIGINALLY EXECUTED COUNTERPARTS.]

[Signature Page to Amended and Restated Lease]

CUBIC CORPORATION,
AS THE LESSEE

By:	/s/ Anshooman Aga
Name: Anshooman Aga
Title: Executive Vice President and Chief Financial Officer

By:	/s/ Rhys Williams
Name: Rhys Williams
Title: Vice President, Treasurer

[THIS IS COUNTERPART NO._ OF_ ORIGINALLY EXECUTED COUNTERPARTS.]

[Signature Page to Amended and Restated Lease]

Receipt of this original counterpart of the foregoing Lease Agreement dated June 7, 2019,is hereby acknowledged on this 7th day of June, 2019.

MUFG UNION BANK, N.A.,
AS COLLATERAL AGENT

By:	/s/ Sonia N. Flores
Name: Sonia N. Flores
Title: Vice President

[Signature Page to Amended and Restated Lease]

Exhibit A
to Lease

LEASE SUPPLEMENT

This Lease Supplement is executed pursuant to, and incorporates by reference all of the terms, conditions and provisions of, the Amended and Restated Lease Agreement, dated as of June 7, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), between Bankers Commercial Corporation (“Lessor”) and Cubic Corporation (“Lessee”). All capitalized terms used herein which are not defined herein shall have the meaning given to such terms in the Lease. Lessor and Lessee hereby agree that:

1.          Basic Term Commencement Date: [•], [2021]

2.          Return Price Recourse Deficiency Amount: the Return Price Recourse Deficiency Amount, calculated as of the Base Term Commencement Date, is the amount equal to      % times the Lease Balance.

3.          Basic Term: Expires on [     ], [2026].

4.          Miscellaneous: This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent that this Lease Supplement constitutes chattel paper, within the meaning of any applicable Uniform Commercial Code provision, no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified for such purposes as the counterpart No. 1, containing the receipt therefor executed by Lessor on the signature page thereof.

5.          Governing Law: This Lease Supplement shall be construed in accordance with and governed by the laws of the State of New York without giving effect to the conflicts of laws principles thereof (except for Section 5-1401 of the New York General Obligations Law).

A-2

Dated: , [2021].
BANKERS COMMERCIAL CORPORATION
(Lessor)

By:
Name:
Title:

CUBIC CORPORATION
(Lessee)

By:
Name:
Title:

COUNTERPART NO.      OF       SERIALLY NUMBERED MANUALLY EXECUTED COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS DOCUMENT CONSTITUTES CHATTEL PAPER UNDER THE UNIFORM COMMERCIAL CODE, NO SECURITY INTEREST IN THIS DOCUMENT MAY BE CREATED THROUGH THE TRANSFER AND POSSESSION OF ANY COUNTERPART OTHER THAN COUNTERPART NO. 1.

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